Exhibit 99.4

The share transfer described in this document involves securities of a Japanese company. The share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

To our shareholders:

Reference Documents

for the General Meeting of Shareholders

(Matters Not on the Document Provided)

■ Proposal 1: Approval of the Share Transfer Plan

page 26 of the “Reference Documents

for the General Meeting of Shareholders Supplement to Proposal 1”

“4. Information on NOK (1) Content of the financial statements for the most recent fiscal year

(fiscal year ended March 31, 2026)”

(April 1, 2025 to March 31, 2026)

Eagle Industry Co., Ltd.

BUSINESS REPORT for the 120th Term

April 1, 2025 to March 31, 2026

1. Current Status of the NOK Group

(1) Business Overview

(i) Business conditions and results

For the current fiscal year, the NOK Group posted the following operating results: Net sales totaled 738,434 million yen (down 3.7% year on year); operating income was 32,990 million yen (down 11.5% year on year); ordinary income ended at 49,835 million yen (up 3.7% year on year), resulting in 46,338 million yen in profit attributable to owners of parent (up 52.8% year on year).

Operating income decreased due to a decline in net sales. Meanwhile, ordinary income increased, mainly owing to higher foreign exchange gains. Despite recording a loss on sale of shares of subsidiaries and associates related to the divestiture of the roll products business, profit attributable to owners of the parent increased as well due to an increase of gains on the sale of investment securities.

The business conditions of the NOK Group by business segment were as follows:

■ Results of the Business Activities by Business Segment

Seal business

Net sales amounted to 367,397 million yen (up 1.3% year on year) and operating income was 27,860 million yen (up 6.3% year on year).

For the automotive applications, although the number of Japanese automobiles produced domestically in Japan declined, sales increased due to expanded sales to non-Japanese customers in China and the recovery of the automotive market in Thailand. For general industrial machinery applications, sales also increased, driven by higher demand—particularly for construction machinery in China. As a result, net sales for the segment rose overall, supported additionally by the positive effect of foreign exchange rates.

Although fixed costs such as personnel expenses increased, operating income increased thanks to price revision activities such as passing on selling prices, as well as improvements in variable costs due to lower raw material prices and cost-reduction measures.

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Electronic Product business

Net sales amounted to 345,109 million yen (down 7.0% year on year) and operating income was 3,967 million yen (down 55.6% year on year).

In addition to the negative impact of foreign exchange rates, net sales decreased due to a decline of component costs included in sales, as well as a decline in net sales. In terms of sales excluding the component costs by application, sales for automobile decreased, mainly because growth in sales for automotive battery applications slowed.

Along with the decline in net sales, operating income also decreased due to higher fixed costs, including depreciation and personnel expenses.

Other businesses

Net sales amounted to 25,926 million yen (down 21.8% year on year) and operating income was 1,137 million yen (down 46.6% year on year).

With respect to the roll products business, all shares of SYNZTEC Co., Ltd. and seven other companies were transferred as of January 30, 2026. However, the transfer is deemed to have been completed at the beginning of the fourth quarter of the consolidated accounting period, and the above net sales and operating income include the results up to the cumulative total for the third quarter of the consolidated accounting period.

(ii) Capital investment and fund procurement

The NOK Group made capital investments of 48,405 million yen in total (down 7.6% from the previous fiscal year) mainly for increasing production capacities in Japan, China, and Southeast Asian countries.

These investments were financed by our own funds.

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(2) Issues to be Addressed by the NOK Group

Uncertainties remain in regards to the future business environment of the NOK Group due to factors including heightened geopolitical risks in the Middle East and the resulting soaring energy prices and supply chain disruptions, foreign policy trends in the U.S., and financial policy trends in Japan and the U.S. In Japan, labor costs are continuing to rise due to the effects of rising wages in response to rising prices. The following are the forecasts for each business area based on this situation.

In the seal business, large increases in vehicle production by Japanese automobile manufacturers are not expected, and we expect increasing impacts from factors such as the increasing sales share of electric vehicles in China, and in the ASEAN region, the full-scale market entry of Chinese automobile manufacturers in the key market of Thailand. For general industrial machinery applications, while demand trends vary depending on the region and application, demand is expected to grow mainly for construction machinery applications; however, it is anticipated that significant growth will be difficult to achieve if limited to traditional business areas. While the environment surrounding our business as a whole is expected to remain difficult, we will strive to improve profitability by means such as developing products for new areas like electric vehicles, expanding sales to non-Japanese automobile manufacturers, expanding sales beyond traditional business areas such as for construction machinery and agricultural machinery applications to general industrial machinery applications, and strategic pricing activities.

In the electronic product business, in terms of automobile applications, while the long-term growth trajectory for the electric vehicle market has been weaker than expected, it is expected that the shift to electric vehicles will continue unchanged. Under these conditions, it is our view that the adoption of FPC for vehicle batteries that has been a particular focus of the Company is steadily expanding. Furthermore, based on the record of adoption by customers in Japan and overseas, the quality and stable supply of the Company’s products have been rated highly. We expect adoption to grow further in the future, resulting in growing volume and improved profitability. Overall market growth for smartphones has stagnated due to factors including the prolonged replacement cycle by end-users. We will make effective use of current production capacity and work to improve productivity and profitability. Although we achieved profitability during the period of the Medium-Term Management Plan (April 1, 2023 to March 31, 2026), as we aim for a business structure that can produce stable profits, we will level out production by expanding into business areas such as the vehicle battery field, where seasonal demand fluctuations are relatively low.

In all businesses, in part due to the lack of expected significant future growth in their markets, it is important that we carry out initiatives for improving profitability such as those described above, and at the same time, that we also create new growth drivers by searching for external growth opportunities.

We will also make efforts related to environmental issues including decarbonization, invest in human resources as a foundation for continual growth, and make investments that ensure sustainable business.

In order to address these issues, the Company aims to construct a business infrastructure that can achieve continual growth and improvement in corporate value. In the Medium-Term Management Plan covering the three years from fiscal 2023 to fiscal 2025, we engaged in a basic policy of constructing a foundation for transformation, consisting of four key items: “Create new growth drivers,” “Optimize operational structure for global expansion,” “Construct diverse human capital foundation,” and “Optimize management resources.”

Based on the continually changing business environment and the results of the Medium-Term Management Plan, the Company has formulated a new Medium-Term Management Plan (April 1, 2026 to March 31, 2029), with fiscal 2028 as the final year, to serve as a path to achieving our objectives in fiscal 2031. The basic policies and strategic goals are as follows.

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■ Basic policies

Implementation

- Execute thoroughly without hesitation

- Continue to challenge ambitious targets

■ Strategic goals and key initiatives

● Optimization and Sophistication of Global Operating Model

- Establishment of the optimal management system for the Group and each business

- Improvement of efficiency in group indirect operations

- ERP implementation with an appropriate investment scale

● Completion of Profitability Improvement Measures

- Establishment and execution of pricing strategy in the Seal business

- Cultivation of new domains for growth

- Execution and completion of cost reduction measures

- Review of unprofitable and non-core businesses

- Reduction of indirect material costs across the Group

● Business Creation and Acquisition for Inorganic Growth

- Identification, acquisition, and launch of new business domains

In order to fully carry out the above strategic targets, we aim to construct and acquire the capabilities necessary for the organization and for individual employees.

At a Board of Directors meeting on November 10, 2025, it was decided to integrate management by establishing a joint holding company with Eagle Industry Co., Ltd. on October 1, 2026. At the 120th Annual Shareholders’ Meeting to be held on June 25, 2026, we will submit a resolution for the establishment of a wholly-owning parent company through a share transfer.

Through this integration, we will combine the technologies and strengths of both companies, and aim to be a company that is chosen by greater numbers of stakeholders as a company that can provide composite sealing solutions that meet customer needs with a complete range of materials covering everything from organic materials to inorganic materials.

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(3) Financial and Operational Results

(i) Trends in consolidated assets and business results of the NOK Group

(Millions of yen, except for per share figures)

Classification		117th term (FY2022)	118th term (FY2023)	119th term (FY2024)	120th term (FY2025)
Net Sales		709,956	750,502	766,859	738,434
Operating Income		15,378	22,912	37,264	32,990
Ordinary Income		26,557	40,285	48,057	49,835
Profit Attributable to Owners of Parent		13,320	31,602	30,320	46,338
Net Income Per Share	(Yen)	77.55	188.34	184.81	284.84
Total Assets		862,750	952,379	898,667	951,650
Net Assets		577,346	639,001	623,421	670,270
●	In the 117th term (FY2022), net sales increased as a result of transferring costs to prices, despite the negative impacts of the lockdown in China and the supply shortage of semiconductors and other components. Operating income was down due to factors including surging prices of raw materials and energy.
●	In the 118th term (FY2023), despite the impact of a global economic slowdown such as the real estate recession in China, sales to the automotive field increased, resulting in increased revenue and profits.
●	In the 119th term (FY2024), despite the effect of factors including the decline in vehicle production by Japanese automobile manufacturers in Japan and slow sales in China, we achieved higher revenue and profits by transferring costs to prices, improving variable costs, and other measures.
●	As for the business performance in the 120th term (FY2025), please refer to the aforementioned (1) Business Overview.

Information for reference: About cross-shareholdings

The amount of the Company’s cross-shareholdings (investment securities) listed on the balance sheet at the end of this fiscal year was 82.742 billion yen, which represents 12.3% of the aforementioned consolidated net asset value of the NOK Group.

In fiscal 2025, we completed the sale of 40.8% of our cross-shareholdings as of March 31, 2026, relative to the cross-shareholdings reduction target of 25% on a market value basis as of March 31, 2023.

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(ii) Trends in assets and business results of the Company

(Millions of yen, except for per share figures)

Classification		117th term (FY2022)	118th term (FY2023)	119th term (FY2024)	120th term (FY2025)
Net Sales		218,710	230,826	226,264	227,309
Operating Income (loss)		(380)	3,216	4,626	6,293
Ordinary Income		9,010	26,532	42,584	28,418
Net Income		9,052	39,679	41,629	43,973
Net Income Per Share	(Yen)	52.68	236.35	253.60	270.15
Total Assets		408,551	461,165	447,294	443,292
Net Assets		258,093	285,887	290,205	291,709
●	In the 117th term (FY2022), revenue decreased as sales slowed to both the automobile industry and manufacturers of general industrial machinery. Profits also decreased in light of sluggish sales, surging raw material and energy prices, and other factors.
●	In the 118th term (FY2023), revenue increased due to a recovery in sales for the automobile industry. Profits increased due to the impact of the increase in sales, an increase in dividend income from subsidiaries, recognition of gain on sales of investment securities, etc.
●	In the 119th term (FY2024), revenue decreased as sales to the automobile industry slowed. Profits increased due to the decrease in fixed costs such as personnel and depreciation costs, and an increase in dividend income from subsidiaries, etc.
●	In the 120th term (FY2025), revenue increased due to a recovery in sales for general industrial machinery applications. Profits increased due to recording of gain on sales of investment securities and other factors, despite a decline in ordinary income mainly resulting from a decrease in dividend income from subsidiaries.

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(4) Status of Corporate Affiliations

(i) Condition of major subsidiaries and affiliates

	Company	Capital stock	Investment ratio	Main business
Seal business	Thai NOK Co., Ltd. (Thailand)	THB1,200 million	100.0%	Manufacture and sale of seal products
	Wuxi NOK-Freudenberg Oilseal Co., Ltd. (China)	RMB350,622,000	– % (50.0)	Manufacture and sale of seal products
	NOK Inc. (U.S.A.)	US$7,200,000	100.0%	Equity investment in Freudenberg-NOK General Partnership which produces and sells seal products, etc.
	Unimatec Co., Ltd.	¥400 million	100.0%	Manufacture and sale of synthetic chemical products
	Eagle Industry Co., Ltd.	¥10,490 million	32.1% (0.2)	Manufacture and sale of mechanical seals, etc.
Electronic Product business	MEKTEC CORPORATION	¥5,000 million	100.0%	Manufacture and sale of electronic parts
	Mektec Manufacturing Corporation (Taiwan) Ltd. (Taiwan)	NT$416,085,000	– % (86.8)	Manufacture and sale of electronic parts
	Mektec Manufacturing Corporation (Thailand) Ltd. (Thailand)	THB200 million	– % (75.0)	Manufacture and sale of electronic parts
	Mektec Manufacturing Corporation (Zhuhai) Ltd. (China)	RMB431,678,000	– % (97.4)	Manufacture and sale of electronic parts
	Mektec Manufacturing Corporation (Suzhou) (China)	RMB791,236,000	– % (96.7)	Manufacture and sale of electronic parts
Other businesses	NOK Klüber Co., Ltd.	¥100 million	51.0%	Manufacture and sale of special lubricants
Notes:
1.	The numbers in parentheses in the column “Investment ratio” show the capital ratio which the Company’s subsidiaries hold.
2.	There are 80 consolidated subsidiaries and 18 equity method affiliates (including the aforementioned 11 major subsidiaries and affiliates).
3.	A transfer of all shares in SYNZTEC Co., Ltd. was carried out on January 30, 2026, and SYNZTEC Co., Ltd. has been removed because it is no longer a subsidiary of the Company.

(ii) Important partners

The Company maintains a partnership with Freudenberg & Co. of the Federal Republic of Germany that encompasses all business aspects including capital and technology.

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(5) Main Businesses (as of March 31, 2026)

The major businesses of the NOK Group consist of production and sales of the following products.

Segment	Major products
Seal business	Oil seals, O-rings, vibration-control rubber, plastic products, gaskets, synthetic chemical products, mechanical seals
Electronic Product business	Flexible printed circuits and precision components
Other businesses	Special lubricants, others

(6) Major Business Offices and Factories (as of March 31, 2026)

(i) The Company

Name	Location	Name	Location
Head Office	Minato Ward, Tokyo	Osaka Branch	Osaka City, Osaka
Mito Branch	Mito City, Ibaraki Pref.	Hiroshima Branch	Hiroshima City, Hiroshima Pref.
Utsunomiya Branch	Utsunomiya City, Tochigi Pref.	Fukuoka Branch	Fukuoka City, Fukuoka Pref.
Kumagaya Branch	Kumagaya City, Saitama Pref.	Fukushima Plant	Fukushima City, Fukushima Pref.
Tokyo Branch	Minato Ward, Tokyo	Nihonmatsu Plant	Nihonmatsu City, Fukushima Pref.
Electric Components Branch	Minato Ward, Tokyo	Kita Ibaraki Plant	Kita Ibaraki City, Ibaraki Pref.
Kanagawa Branch	Ebina City, Kanagawa Pref.	Shizuoka Plant	Makinohara City, Shizuoka Pref.
Fuji Branch	Fuji City, Shizuoka Pref.	Tokai Plant	Kikugawa City, Shizuoka Pref.
Hamamatsu Branch	Hamamatsu City, Shizuoka Pref.	Tottori Plant	Saihaku-gun, Tottori Pref.
Anjo Branch	Anjo City, Aichi Pref.	Kumamoto Plant	Aso City, Kumamoto Pref.
Nagoya Branch	Nagoya City, Aichi Pref.	Shonan R&D Center	Fujisawa City, Kanagawa Pref.
Note:	From April 1, 2026, the Nagoya Branch was merged with the Anjo Branch.

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(ii) Subsidiaries

	Company	Business place	Location
Seal business	Unimatec Co., Ltd.	Kita Ibaraki Plant	Kita Ibaraki City, Ibaraki Pref.
	NOK Elastomers Processing Co., Ltd.	Head office and factory	Kama City, Fukuoka Pref.
	NOK FUGAKU ENGINEERING Co., Ltd.	Head office and factory	Kikugawa City, Shizuoka Pref.
	Saga NOK Corporation	Head office and factory	Ureshino City, Saga Pref.
	Thai NOK Co., Ltd.	Head office and factory	Chonburi, Thailand
	Wuxi NOK-Freudenberg Oilseal Co., Ltd.	Head office and factory	Wuxi City, Jiangsu, China
	NOK Asia Co., Pte. Ltd.	Head office	Singapore
	NOK Industrial Sales Corporation	Head office and sales office	Shinjuku Ward, Tokyo
	NOK-Freudenberg Group Sales (China) Co., Ltd.	Head office and sales office	Shanghai City, China
Electronic Product business	MEKTEC CORPORATION	Head office Ushiku Plant	Minato Ward, Tokyo Ushiku City, Ibaraki Pref.
	Mektec Manufacturing Corporation (Taiwan) Ltd.	Head office and factory	Kaohsiung City, Taiwan
	Mektec Manufacturing Corporation (Thailand) Ltd.	Head office and factory	Ayutthaya, Thailand
	Mektec Manufacturing Corporation (Zhuhai) Ltd.	Head office and factory	Zhuhai City, Guangdong, China
	Mektec Manufacturing Corporation (Suzhou)	Head office and factory	Suzhou City, Jiangsu, China
	Mektec Manufacturing Corporation (Vietnam) Ltd.	Head office and factory	Hung Yen Province, Vietnam
	Mektec Precision Component (Thailand) Ltd.	Head office and factory	Ayutthaya, Thailand
	Mektec Corporation (Hong Kong) Ltd.	Head office and sales office	Hong Kong, China
Other businesses	NOK Klüber Co., Ltd.	Kita Ibaraki Plant	Kita Ibaraki City, Ibaraki Pref.
Notes:
1.	A transfer of all shares in SYNZTEC Co., Ltd. was carried out on January 30, 2026, and SYNZTEC Co., Ltd. has been removed because it is no longer a subsidiary of the Company.
2.	On July 1, 2025, Kansai NOK Hanbai Co., Ltd. carried out an absorption-type merger with Kanto NOK Hanbai Co., Ltd. as the surviving company, and on the same date changed its trade name to NOK Industrial Sales Corporation.
3.	On April 1, 2026, Saga NOK Corporation changed its trade name to NOK Kyushu Corporation and relocated its head office to Aso City, Kumamoto Prefecture. Additionally, Mektec Precision Component (Thailand) Ltd. changed its trade name to NOK Precision Component (Thailand) Ltd.

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(7) Employee Status (as of March 31, 2026)

(i) Employment of the NOK Group

Business segment	Number of employees	Change from the end of previous term
Seal business	20,093 (1,553)	-111 (-77)
Electronic Product business	16,260 (622)	+549 (+154)
Other businesses	302 (164)	-1,741 (-149)
Total	36,655 (2,339)	-1,303 (-72)
Notes:
1.	The number of employees refers to the number of people employed by the NOK Group, excluding part-time workers and temporary workers. Figures in parentheses are the average number of part-time workers and temporary workers on an annual basis.
2.	On January 30, 2026, all shares in SYNZTEC Co., Ltd. were transferred, and because it is no longer a subsidiary of the Company, the number of employees in “Other businesses” decreased largely.

(ii) Employment of the Company

Business segment	Number of employees	Change from the end of previous term
Seal business	3,076 (407)	-70 (+4)
Electronic Product business	59 (7)	-1 (±0)
Other businesses	18 (4)	-27 (-3)
Total	3,153 (418)	-98 (+1)

Average age	Average length of service
42.3 years old	19.3 years
Note:	The number of employees refers to the number of people employed by the Company, excluding part-time workers and temporary workers. Figures in parentheses are the average number of part-time workers and temporary workers on an annual basis.

(8) Major Lenders to the Company (as of March 31, 2026)

Lenders	Borrowings (Millions of yen)

Sumitomo Mitsui Banking Corp.	33,095
Mizuho Bank, Ltd.	18,945
MUFG, Bank, Ltd.	7,891
The Dai-ichi Life Insurance Company, Ltd.	553
Sumitomo Mitsui Trust Bank, Ltd.	524

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2. Outline of the Company

(1) Status of Stock (as of March 31, 2026)

(i) Total number of shares authorized to be issued:	600,000,000 shares
(ii) Total number of shares issued:	160,903,090 shares
(iii) Number of shareholders:	16,984 (an increase of 2,561 year on year)

(iv) Major shareholders

Shareholder	Number of shares held (thousands)	Ratio of shares held (%)
Freudenberg SE	43,457	27.01
The Master Trust Bank of Japan, Ltd. (Trust account)	13,274	8.25
Seiwa Jisho Co., Ltd.	8,773	5.45
The Dai-ichi Life Insurance Company, Ltd.	8,000	4.97
Custody Bank of Japan, Ltd. (Trust account)	7,184	4.47
NOK Stock Ownership Association	3,880	2.41
Sumitomo Mitsui Banking Corp.	3,203	1.99
SMBC Trust Bank Ltd. (Sumitomo Mitsui Banking Corporation retirement benefit trust account)	3,000	1.86
STATE STREET BANK AND TRUST COMPANY 505001	2,880	1.79
Sompo Japan Insurance Inc.	2,125	1.32
Note:	For the basis of the calculation of “ratio of shares held” above, the Company’s treasury stock (233 shares) is excluded from the total number of shares issued. The Company’s treasury stock does not include 1,583,307 of the Company’s shares held in the Board Incentive Plan (BIP) Trust or 383,100 of the Company’s shares held in the Employee Stock Ownership Plan (ESOP).

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(v) State of shares granted to Board Members of the Company as compensation for performance of duties during this fiscal year

No shares were granted to Board Members of the Company as compensation for performance of duties during this fiscal year. Details about remuneration based on the Company’s shares are provided in (2) Board Members of the Company below.

(vi) Other important matters related to stock

(a) Retirement of treasury stock

Based on a resolution of a Board of Directors meeting held on November 10, 2025, treasury stock was retired as shown below.

Type of shares retired	Common shares of the Company
Number of shares retired	7,435,847 shares (Percentage of all issued shares prior to retirement: 4.29%)
Number of issued shares following retirement	165,702,690 shares (including treasury stock)
Retirement date	November 28, 2025

(b) Retirement of treasury stock

Based on a resolution of a Board of Directors meeting held on February 5, 2026, treasury stock was retired as shown below.

Type of shares retired	Common shares of the Company
Number of shares retired	4,799,600 shares (Percentage of all issued shares prior to retirement: 2.90%)
Number of issued shares following retirement	160,903,090 shares (including treasury stock)
Retirement date	February 27, 2026

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(2) Board Members of the Company

(i) Directors (as of March 31, 2026)

Position	Name	Positions, responsibilities or significant concurrent positions
Director, Chief Executive Officer	Masao Tsuru	Group Chief Executive Officer
Director, Senior Executive Officer	Chikashi Takeda	Group Chief Financial Officer
Director, Senior Executive Officer	Akira Watanabe	Special Projects
Director, Senior Executive Officer	Junichi Orita	Sealing Solution Chief Executive Officer
Director, Senior Executive Officer	Yuki Sato	Group Chief Technology Officer, Head, NOK Group R&D
Director (Full-time Audit & Supervisory Committee Member)	Hideki Watanabe	Chairperson of the Audit & Supervisory Committee
Director (Audit & Supervisory Committee Member)	Makoto Fujioka	Chairperson of the Nomination and Remuneration Advisory Committee
Director (Audit & Supervisory Committee Member)	Naoki Shimada	CEO, P&E Directions, Inc.
Director (Audit & Supervisory Committee Member)	Motoko Imada	CEO, Mediagene Inc.
Director (Audit & Supervisory Committee Member)	Atsushi Kajitani	Lawyer
Notes:
1.	Mr. Masao Tsuru is the Representative Director.
2.	Mr. Chikashi Takeda was newly elected and assumed the position of Director who is not an Audit & Supervisory Committee Member at the 119th Annual Shareholders’ Meeting held on June 26, 2025.
3.	Director positions and responsibilities changed as follows on June 26, 2025.
Name	New Position	Former Position
Chikashi Takeda	Director, Senior Executive Officer, Group Chief Financial Officer	Senior Executive Officer, Financial Strategy
Akira Watanabe	Director, Senior Executive Officer Special Projects	Director, Senior Executive Officer, Group Chief Financial Officer
4.	Directors (Audit & Supervisory Committee Members) Mr. Makoto Fujioka, Mr. Naoki Shimada, Ms. Motoko Imada, and Mr. Atsushi Kajitani serve as External Directors.
5.	The Company has submitted notification to the Tokyo Stock Exchange that each External Director has been designated as an independent director as stipulated in the regulations of the aforementioned exchange.
6.	To improve the effectiveness of audits while strengthening audit and supervisory functions through enhanced information gathering and full coordination with the internal audit department and other divisions, we have appointed Mr. Hideki Watanabe as full-time Audit & Supervisory Committee Member.
7.	Director (Audit & Supervisory Committee Member) Mr. Hideki Watanabe has work experience in finance & accounting division and has considerable expertise in finance and accounting.
8.	The Company has entered into a directors and officers liability insurance (D&O insurance) policy as provided for in Article 430-3, paragraph 1 of the Companies Act, in which the insured persons are the Directors, Corporate Auditors and Operating Officers of the Company and its subsidiaries (for overseas subsidiaries, the insured persons are limited to those seconded from Japan). The entire amount of insurance premiums, including those for special clauses, are borne by the Company, and there are no insurance premiums actually borne by the insureds. The insurance policy covers losses that may arise from the insured’s assumption of liability incurred in the course of the performance of duties as Directors, Corporate Auditors, etc., or receipt of claims pertaining to the pursuit of such liability. Provided, however, that there are certain reasons for coverage exclusion that, for example, exclude losses arising from any act that the person carried out while being aware that it violated laws and regulations. Also, the deductible clause is set in the policy, whereby losses within such deductible are not covered by the policy.
9.	In addition to the above, significant concurrent positions held by Directors are as follows.

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Name	Significant concurrent positions
Masao Tsuru

Representative Director, Chairman, MEKTEC CORPORATION

Representative Director, Chairman, NOK Klüber Co., Ltd.

Representative Director, Chairman, Unimatec Co., Ltd.

Vice Chairman & Director, NOK-Freudenberg Singapore Pte. Ltd.

Representative Director, Seiwa Jisho Co., Ltd.

Junichi Orita	Chairman & Director, Wuxi NOK-Freudenberg Oilseal Co., Ltd. Chairman & Director, Changchun NOK-Freudenberg Oilseal Co., Ltd. Chairman & Director, Taicang NOK-Freudenberg Sealing Products Co., Ltd.
Makoto Fujioka	Outside Director, Nippon Paper Industries Co., Ltd.
Naoki Shimada	Outside Director, Japan Business Systems, Inc. External Director, RENOVA, Inc.
Motoko Imada	Director, TNL Mediagene
Atsushi Kajitani	Outside Director, DMS Inc.

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(ii) Matters concerning remuneration, etc. to Directors

(a) Policies on remuneration to Directors

As described below, the Company has established a policy for deciding the contents of remuneration, etc. for Directors, and based on this policy, within the range of the total amount decided by the Annual Shareholders’ Meeting, remuneration for Directors who are not Audit & Supervisory Committee Members is decided by the Board of Directors, while remuneration for Directors who are Audit & Supervisory Committee Members is decided by a meeting of the Directors who are Audit & Supervisory Committee Members.

The Company has established the Nomination and Remuneration Advisory Committee as an advisory body to the Board of Directors for the purpose of addressing important management issues, including enhancement of objectivity and transparency in matters related to nomination and remuneration of corporate officers. It provides periodical confirmation on particularly important matters such as nomination of corporate officers and remuneration, etc. of Directors in addition to providing the Board of Directors with appropriate advice. The Nomination and Remuneration Advisory Committee is a committee body whose chairperson and primary constituent members are External Directors. It provides confirmation and advice relating to important management issues such as nomination and remuneration.

The Company’s policies on remuneration to Directors are as follows:

●	Methods for determining policies

The policies on remuneration to Directors who are not Audit & Supervisory Committee Members are determined at a meeting of the Board of Directors based on the advice of the Nomination and Remuneration Advisory Committee. The policies on remuneration to Directors who are Audit & Supervisory Committee Members are decided by a meeting of the Directors who are Audit & Supervisory Committee Members.

●	Basic policies

In order to improve the medium- and long-term corporate value of the NOK Group and increase stakeholder satisfaction, we believe it is necessary to promote the motivation to achieve targets among management, including the Directors of core companies in the NOK Group, through their remuneration. For this purpose, for the management of core companies in the NOK Group, we have introduced share-based remuneration that varies according to the level of KPI achievement, which is a priority implementation measure in the Medium-Term Management Plan of the NOK Group. Together with monetary remuneration that varies depending on the level of achievement of performance targets in a single fiscal year, this is intended to improve medium- and long-term corporate value and increase stakeholder satisfaction.

●	Policies for determining amounts or calculation methods for individual remuneration, etc.

Remuneration to Directors who are not Audit & Supervisory Committee Members consists of a fixed remuneration portion, a remuneration portion for short-term expected achievements and a remuneration portion for long-term expected achievements, with consideration given to Directors’ responsibilities to improve business results each fiscal year and to increase the corporate value from a medium- to long-term perspective. The Company classifies the remuneration in three types: (1) basic remuneration (monetary), (2) short-term performance-linked remuneration (monetary), and (3) medium- to long-term performance-linked remuneration (shares). When the remunerations for short-term and long-term expected individual achievements are the standard amounts, levels are established in the total amount of remuneration using ratios within the range of approximately 1 to 1.9 according to the individual’s official responsibilities.

On the other hand, because Directors who are Audit & Supervisory Committee Members are responsible for audits and supervision of the conduct of official duties throughout the NOK Group, based on their positions, they receive only basic remuneration (monetary) according to their roles.

15

In addition, with respect to the payment of remuneration, the remuneration may be temporarily reduced or not paid in case of a sudden deterioration in business performance or a situation that damages corporate value.

●	Policies for determining the components of performance-linked remuneration, etc.-related performance indicators, etc., and calculation methods of amounts and/or numbers therein

In accordance with the bonus provisions and share delivery provisions approved by the Board of Directors, performance-linked remuneration is paid within a range from 0% to 200% according to the level of achievement of the evaluation items.

The evaluation indicators related to short-term performance-linked remuneration utilize financial indicators aimed at achieving both expansion of business scale and ensuring profit levels (net sales and operating income) and individual evaluations which appropriately apply individual results. The amount to be paid is decided with consideration for other matters that may have an impact on business performance (natural disasters, extraordinary income and loss, etc.). The evaluation weighting of each indicator is [sales: operating income: individual evaluation] = [15%:35%:50%] ([30%:70%:0%] for the President and Representative Director). In order to ensure objectivity and transparency, target settings and evaluations for individual evaluations are decided by the Board of Directors based on a report from the Nomination and Remuneration Advisory Committee.

For indicators related to medium- to long-term performance-linked remuneration, for reasons of increasing the overall profitability of the NOK Group and also carrying out management with consideration for ESG, ROA is used as the financial indicator and the FTSE Russell’s ESG Ratings are used as the non-financial indicator. The evaluation weighting of these indicators is [90%:10%].

●	Policies for determining the details of non-monetary remuneration, etc., and calculation methods of amounts and/or numbers therein

Regarding the medium- to long-term performance-linked remuneration, the Company utilizes a Board Incentive Plan (BIP) trust scheme in order to increase the motivation of Directors to contribute to improving business results and increasing corporate value of the NOK Group over the medium to long term. For the eligible Directors (excluding Directors who are Audit & Supervisory Committee Members, External Directors, and those who are non-residents of Japan), and Operating Officers (excluding those who are non-residents of Japan), this plan delivers or grants the number of the Company’s shares and the amount of money equivalent to the converted value of the Company’s shares (the “Company’s Shares, etc.”) corresponding to the number of points calculated according to the position and time in office, the level of achievement of medium-term targets, etc.

●	Policies for determining the proportion (ratio) of amounts for individual remuneration, etc. for each type

In consideration for the fact that the Company manufactures and sells components for automobiles, electronic equipment, and other products, and performance is highly susceptible to trends in the industry, short-term performance-linked remuneration and medium- to long-term performance-linked remuneration of Directors have been set at 20% and 20% of total remuneration, respectively.

●	Policies for determining the timing and conditions for providing remuneration, etc.

For the basic remuneration, the monthly amount for one year starting in the month following the annual shareholders’ meeting is determined at a meeting of the Board of Directors that is held after the annual shareholders’ meeting, and a fixed amount is paid on a certain date every month. For the short-term performance-linked remuneration, the amount is determined at a meeting of the Board of Directors in line with “Policies for determining the components of performance-linked remuneration, etc.-related performance indicators, etc., and calculation methods of amounts and/or numbers therein” above according to the year-end financial results, and is paid prior to the annual shareholders’ meeting for the settlement of accounts. For the medium- to long-term performance-linked remuneration, fixed points

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calculated according to the position and time in office and performance-linked points for the purpose of increasing the incentives for achieving the targets in the Medium-Term Management Plan, etc. are granted at a certain time each year. In principle, when the Medium-Term Management Plan ends, the Company’s Shares, etc. corresponding to the accumulated number of fixed points and the Company’s Shares, etc. corresponding to the number calculated by multiplying the accumulated number of performance-linked points by the performance-linked coefficient according to the level of achievement of the medium-term targets are delivered or provided.

●	Methods for determining the details of individual remuneration, etc.

The amounts of remuneration, etc. for individual Directors who are not Audit & Supervisory Committee Members or the calculation methods for those amounts are determined at a meeting of the Board of Directors when the proposal regarding corporate officer remuneration is presented to the Board of Directors by the Director and Chief Executive Officer, who serves as chairperson of the Board of Directors, based on advice from the Nomination and Remuneration Advisory Committee.

The amounts of remuneration, etc. for Directors who are Audit & Supervisory Committee Members are decided by a meeting of the Directors who are Audit & Supervisory Committee Members.

For the Directors’ individual remuneration, etc., for the current fiscal year, the Board of Directors has confirmed that the method for determining the details of remuneration, etc., and the details of determined remuneration, etc., are consistent with the determination policies resolved by the Board of Directors and the advice given by the Nomination and Remuneration Advisory Committee is respected, determining such remuneration, etc., are in accordance with the said determination policies.

(b) Matters concerning resolution of the Annual Shareholders’ Meeting related to remuneration, etc., to Directors

For remuneration to the Company’s Directors, it was resolved that the maximum amount of remuneration, etc., to the Directors who are not Audit & Supervisory Committee Members was 450 million yen per year (including a maximum of 20 million yen per year for External Directors and excluding employee salaries) and the maximum amount of remuneration, etc. to the Directors who are Audit & Supervisory Committee Members was 90 million yen per year at the 118th Annual Shareholders’ Meeting held on June 26, 2024. The number of Directors who are not Audit & Supervisory Committee Members at the end of such shareholders’ meeting was four (4) (including zero (0) External Directors) and that of Directors who are Audit & Supervisory Committee Members was five (5) (including four (4) External Directors).

Additionally, the 118th Annual Shareholders’ Meeting held on June 26, 2024 passed a resolution to provide additional performance-linked remuneration based on the Company’s shares to Directors, etc. (excluding Directors who are Audit & Supervisory Committee Members, External Directors, and those who are non-residents of Japan), with upper limits of 345 million yen per fiscal year contributed by the Company to a trust and 320,000 shares granted by the Company per fiscal year. The number of eligible Directors at the conclusion of that annual shareholders’ meeting was four (4).

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(c) Total sum of remuneration, etc. paid during the current fiscal year

Classification	Total sum of remuneration, etc. (Millions of yen)	Total sum of remuneration, etc. by type (Millions of yen)			Number of Directors and Corporate Auditors who receive remuneration (persons)
		Basic remuneration (monetary)	Performance-linked remuneration
			Short-term (monetary)	Medium- and long-term (shares, etc.)
Directors (excluding Audit & Supervisory Committee Members) (External Directors among the above)	370 (–)	217 (–)	80 (–)	72 (–)	5 (–)
Directors (Audit & Supervisory Committee Members) (External Directors among the above)	65 (40)	65 (40)	– (–)	– (–)	5 (4)
Total (External officers among the above)	435 (40)	282 (40)	80 (–)	72 (–)	10 (4)
Note:	Details about the provision of shares and other medium- to long-term performance-linked remuneration during this fiscal year are provided in (1) Status of Stock above. The total amount of medium- to long-term performance-linked remuneration includes the amount of recorded expenses pertaining to the number of shares and other points granted during the fiscal year to the BIP trust; it is non-monetary remuneration.

(iii) Summary of limited liability contract

Under the provisions of Article 427, Paragraph 1 of the Companies Act, the Company entered into a contract with each External Director so as to limit their liability for damage as provided for in Article 423, Paragraph 1 of the Companies Act. The limit of liability for damage under this contract is the amount set forth by the laws and regulations.

(iv) Matters concerning external officers

(a)	Relationships between the Company and firms at which directors hold significant concurrent positions

Mediagene Inc., where Director (Audit & Supervisory Committee Member) Ms. Motoko Imada holds a concurrent position, is a business partner of the Company, including for outsourcing advertising production. However, the annual transaction amounts account for less than 1% of the consolidated net sales of the Company and of Mediagene Inc. and its group companies, and there is no special relationship that would affect the independence of the External Director.

There is no relationship requiring disclosure between the Company and any other companies in which the other External Directors hold concurrent positions.

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(b) Major activities during the term

Position	Name	Major activities
Director (Audit & Supervisory Committee Member)	Makoto Fujioka	Has attended 17 out of 17 Board of Directors meetings and 12 out of 12 Audit & Supervisory Committee meetings held during the term, where he made necessary remarks on Items for Resolution.
Director (Audit & Supervisory Committee Member)	Naoki Shimada	Has attended 17 out of 17 Board of Directors meetings and 12 out of 12 Audit & Supervisory Committee meetings held during the term, where he made necessary remarks on Items for Resolution.
Director (Audit & Supervisory Committee Member)	Motoko Imada	Has attended 17 out of 17 Board of Directors meetings and 12 out of 12 Audit & Supervisory Committee meetings held during the term, where she made necessary remarks on Items for Resolution.
Director (Audit & Supervisory Committee Member)	Atsushi Kajitani	Has attended 17 out of 17 Board of Directors meetings and 12 out of 12 Audit & Supervisory Committee meetings held during the term, where she made necessary remarks on Items for Resolution.
Note:	In addition to the number of Board of Directors meetings in the table above, there was one (1) written resolution considered to have passed at a Board of Directors meeting under Article 370 of the Companies Act and the Articles of Incorporation of the Company.

(c) Overview of the job duties performed in connection with the roles expected for External Directors

At the Board of Directors meetings, Mr. Makoto Fujioka, a Director (Audit & Supervisory Committee Member), actively expresses his opinions focusing on matters related to judgment for management strategies, corporate compliance, etc., Mr. Naoki Shimada, a Director (Audit & Supervisory Committee Member), does so on the overall management of the Company from his extensive experience in corporate management, Ms. Motoko Imada, a Director (Audit & Supervisory Committee Member), does so from the perspective that includes strategic external policies and DE&I initiatives based on her experience in global corporate management, and Mr. Atsushi Kajitani, a Director (Audit & Supervisory Committee Member), does so based on his extensive experience and wide-ranging knowledge in corporate legal affairs as a lawyer. Thus, they have performed their roles in a proper manner to ensure validity and appropriateness of decision making.

Furthermore, as members of the Nomination and Remuneration Advisory Committee, which is an advisory body to the Board of Directors handling matters related to nomination of and remuneration to the corporate officers, all of the above persons attended five (5) out of five (5) meetings held during the current fiscal year, and have carried out their supervisory functions in the course of selection of candidates for the Company’s corporate officers, as well as determination of remuneration, etc. to the corporate officers, from an objective and neutral standpoint. The committee chairperson is Mr. Makoto Fujioka.

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(3) Independent Auditor

(i)	Name: Nihombashi Corporation Certified Public Accountants
(ii)	Amount of remuneration	(Millions of yen)
Amount of payment
Amount to be paid by the Company as remuneration for duties stipulated in Article 2, Paragraph 1 of the Certified Public Accountants Act	46
Amount to be paid by the Company and its subsidiaries to the Independent Auditor as financial benefit, such as monetary reward, etc.	79
Notes:
1.	In the audit contracts between the Company and its Independent Auditor, the fees for audits conducted under the Companies Act and under the Financial Instruments and Exchange Act are not clearly differentiated. As they cannot be effectively separated, the accounting audit fees for duties stipulated in Article 2, Paragraph 1 of the Certified Public Accountants Act for the year under review show the total.
2.	Among the Company’s major subsidiaries, those located outside Japan are audited by either certified public accountants not employed by Nihombashi Corporation Certified Public Accountants or audit firms other than said corporation.
3.	In accordance with the Practical Guidelines for Cooperation with Independent Auditors published by the Japan Audit & Supervisory Board Members Association, the Audit & Supervisory Committee checked on and examined the audit plans of the Independent Auditor, the status of implementation of audits and the basis for calculation of the remuneration estimate, etc. and consented to the remuneration, etc. of the Independent Auditor.

(iii)	Policy concerning decision regarding dismissal and non-reappointment on Independent Auditor

Where there is anything that obstructs the fulfillment of Independent Auditor’s duties, or where the Audit & Supervisory Committee considers it necessary, the Audit & Supervisory Committee will decide details of a proposal on the dismissal or non-reappointment of the Independent Auditor to be presented to a shareholders’ meeting.

The Audit & Supervisory Committee will dismiss the Independent Auditor with the unanimous consent of all Audit & Supervisory Committee Members in cases where the Independent Auditor is deemed as having fallen under the provisions of each item of Article 340, Paragraph 1 of the Companies Act. In such cases, one Audit & Supervisory Committee Member appointed by the Audit & Supervisory Committee will report the execution of dismissal and the reasons at the first shareholders’ meeting following the dismissal.

“System for Ensuring Properness of Operations” is not included in the physical copies of electronically provided information sent to shareholders who request them, under laws and regulations and the Articles of Incorporation of the Company.

All amounts are rounded down to the nearest million yen, and the number of shares is rounded down to the nearest 1,000 shares. Percentages are rounded to the nearest whole unit.

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CONSOLIDATED BALANCE SHEET

(As of March 31, 2026)

(Millions of yen)

Item	FY2025	FY2024 (Reference)	Item	FY2025	FY2024 (Reference)
ASSETS	951,650	898,667	LIABILITIES	281,379	275,245
CURRENT ASSETS	450,514	420,723	CURRENT LIABILITIES	200,248	186,251
Cash and deposits	156,798	136,762	Accounts payable - trade	64,955	61,028
Notes and accounts receivable - trade	143,658	142,193	Short-term loans payable	48,169	44,067
Electronically recorded monetary claims	19,954	20,719	Income taxes payable	13,242	3,750
Merchandise and finished goods	45,206	41,316	Provision for bonuses	11,653	11,805
Work in process	43,635	38,523	Deposits received from employees	15,445	15,857
Raw materials and supplies	28,345	26,235	Provision for share awards for directors (and other officers)	822	–
Other	13,161	15,236	Other	45,958	49,742
Allowance for doubtful accounts	(246)	(263)
			NONCURRENT LIABILITIES	81,131	88,994
NONCURRENT ASSETS	501,136	477,943	Long-term loans payable	14,364	17,623
Property, plant and equipment	249,009	245,320	Deferred tax liabilities	25,071	20,975
Buildings and structures	90,135	91,897	Net defined benefit liabilities	34,028	41,140
Machinery, equipment and vehicles	100,183	97,007	Provision for share awards for directors (and other officers)	–	506
Tools, furniture and fixtures	20,125	18,616	Other	7,666	8,748
Land	19,932	19,933
Lease assets	1,968	2,299	NET ASSETS	670,270	623,421
Construction in progress	16,663	15,565	SHAREHOLDERS’ EQUITY	444,269	431,846
Intangible assets	15,193	14,719	CAPITAL STOCK	23,335	23,335
Goodwill	9,257	9,885	CAPITAL SURPLUS	27,717	27,343
Other	5,936	4,834	RETAINED EARNINGS	395,769	398,858
Investments and other assets	236,933	217,903	TREASURY STOCK	(2,553)	(17,691)
Investment securities	152,928	162,144	ACCUMULATED OTHER COMPREHENSIVE INCOME	180,587	147,159
Long-term loans receivable from employees	1,080	1,288	VALUATION DIFFERENCE ON AVAILABLE-FOR-SALE SECURITIES	46,993	55,041
Deferred tax assets	6,037	6,794	FOREIGN CURRENCY TRANSLATION ADJUSTMENT	87,726	66,295
Net defined benefit asset	37,738	14,927	REMEASUREMENTS OF DEFINED BENEFIT PLANS	45,867	25,822
Other	39,268	32,888
Allowance for doubtful accounts	(121)	(139)	NON-CONTROLLING INTERESTS	45,413	44,415

TOTAL	951,650	898,667	TOTAL	951,650	898,667

Note: Figures are rounded down to the nearest million yen.

21

CONSOLIDATED STATEMENT OF INCOME

(From April 1, 2025 to March 31, 2026)

(Millions of yen)

Item	FY2025		FY2024 (Reference)
Net Sales		738,434		766,859
Cost of Sales		607,087		630,808
Gross Profit		131,346		136,051
Selling, General and Administrative Expenses		98,356		98,786
Operating Income		32,990		37,264
Non-operating Income
Interest income	1,132		1,443
Dividend income	3,609		3,387
Foreign exchange gains	4,072		–
Share of profit of entities accounted for using equity method	9,482		8,790
Rent income	866		880
Other	3,481	22,645	3,486	17,988
Non-operating Expenses
Interest expenses	2,589		3,165
Foreign exchange losses	–		2,027
Loss on valuation of derivatives	1,530		1,123
Other	1,680	5,799	878	7,194
Ordinary Income		49,835		48,057
Extraordinary Income
Gain on sales of noncurrent assets	997		463
Gain on sales of investment securities	36,169		3,100
Gain on revision of retirement benefit plan	–		4,123
Other extraordinary income	–	37,167	8	7,696
Extraordinary Loss
Loss on sales and retirement of noncurrent assets	1,652		1,663
Impairment loss	1,477		2,092
Loss on sale of shares of subsidiaries and associates	9,376		–
Loss on disposal of inventories	1,557		–
Amortization of prior service cost	–		1,308
Other	189	14,252	585	5,649
Income before Income Taxes		72,750		50,104
Income taxes - current	21,099		13,246
Income taxes - deferred	661	21,761	1,694	14,941
Net Income		50,988		35,163
Profit attributable to non-controlling interests		4,649		4,843
Profit (Loss) Attributable to Owners of Parent		46,338		30,320

Note: Figures are rounded down to the nearest million yen.

“Consolidated Statement of Changes in Net Assets” and “Notes to Consolidated Financial Statements” are not included in the physical copies of electronically provided information sent to shareholders who request them, under laws and regulations and the Articles of Incorporation of the Company.

22

BALANCE SHEET

(As of March 31, 2026)

(Millions of yen)

Item	FY2025	FY2024 (Ref)	Item	FY2025	FY2024 (Ref)
ASSETS	443,292	447,294	LIABILITIES	151,583	157,089
CURRENT ASSETS	242,310	213,001	CURRENT LIABILITIES	112,999	105,564
Cash and deposits	84,322	54,621	Accounts payable - trade	27,785	28,141
Notes receivable - trade	55	529	Short-term loans payable	6,052	6,924
Electronically recorded monetary claims	18,354	18,194	Accounts payable - other	5,319	5,275
Accounts receivable - trade	47,928	50,532	Income taxes payable	9,652	255
Finished goods	12,453	13,068	Accrued expenses	1,907	2,080
Work in process	704	926	CMS deposits received	35,275	35,551
Raw materials and supplies	7,995	6,105	Provision for bonuses	3,999	4,497
Short-term loans receivable	60,225	55,285	Provision for share awards for directors (and other officers)	474	–
Accounts receivables - other	8,384	8,238	Deposits received from employees	13,081	13,440
Other	1,958	5,572	Other	9,450	9,397
Allowance for doubtful accounts	(73)	(71)
			NONCURRENT LIABILITIES	38,584	51,525
NONCURRENT ASSETS	200,982	234,292	Long-term loans payable	2,107	3,159
Property, plant and equipment	53,642	55,104	Provision for retirement benefits	31,504	38,112
Buildings	20,020	20,783	Provision for share awards for directors (and other officers)	–	303
Structures	1,401	1,575	Long-term income taxes payable	113	293
Machinery and equipment	18,560	19,643	Deferred tax liabilities	3,313	8,134
Vehicles	204	161	Other	1,544	1,522
Tools, furniture and fixtures	4,194	4,119
Land	5,201	5,557	NET ASSETS	291,709	290,205
Lease assets	74	61	SHAREHOLDERS’ EQUITY	245,192	235,513
Construction in progress	3,983	3,202	CAPITAL STOCK	23,335	23,335
Intangible assets	18	23	CAPITAL SURPLUS	20,397	20,397
Investments and other assets	147,322	179,164	Legal capital surplus	20,397	20,397
Investment securities	82,742	98,422	RETAINED EARNINGS	203,919	209,384
Stocks of subsidiaries and affiliates	46,680	57,517	Legal retained earnings	2,983	2,983
Investment in capital of subsidiaries and affiliates	11,396	11,396	Other retained earnings	200,936	206,400
Long-term loans receivable	4,554	5,362	Reserve for special depreciation	–	2
Prepaid pension cost	–	4,478	Reserve for advanced depreciation of noncurrent assets	2,450	2,465
Guarantee deposits	1,090	1,113	Retained earnings brought forward	198,485	203,932
Other	934	968	TREASURY STOCK	(2,460)	(17,604)
Allowance for doubtful accounts	(76)	(94)	VALUATION AND TRANSLATION ADJUSTMENTS	46,516	54,691
			VALUATION DIFFERENCE ON AVAILABLE-FOR-SALE SECURITIES	46,516	54,691
TOTAL	443,292	447,294	TOTAL	443,292	447,294

Note: Figures are rounded down to the nearest million yen.

23

STATEMENT OF INCOME

(From April 1, 2025 to March 31, 2026)

(Millions of yen)

Item	FY2025		FY2024 (Reference)
Net Sales		227,309		226,264
Cost of Sales		179,928		180,838
Gross Profit		47,380		45,426
Selling, General and Administrative Expenses		41,087		40,799
Operating Income		6,293		4,626
Non-operating Income
Interest and dividend income	20,844		39,364
Rent income	824		839
Foreign exchange gains	3,202		–
Other	464	25,336	639	40,844
Non-operating Expenses
Interest expenses	1,057		941
Loss on valuation of derivatives	516		–
Loss on valuation of derivatives	1,530		1,123
Other	106	3,210	821	2,886
Ordinary Income		28,418		42,584
Extraordinary Income
Gain on sales of noncurrent assets	107		420
Gain on sales of investment securities	35,839		3,100
Gain on sale of shares of subsidiaries and associates	–		54
Gain on revision of retirement benefit plan	–	35,946	2,879	6,454
Extraordinary Loss
Loss on sales and retirement of noncurrent assets	658		215
Loss on sale of shares of subsidiaries and associates	5,803		–
Loss on sales of investment securities	–		2
Loss on valuation of investment securities	–		12
Impairment loss	–		717
Amortization of prior service cost	–		955
Loss on disposal of inventories	1,557	8,019	–	1,902
Income before Income Taxes		56,346		47,136
Income taxes - current	12,710		3,929
Income taxes - deferred	(338)	12,372	1,578	5,507
Net Income		43,973		41,629
Note: Figures are rounded down to the nearest million yen.

“Statement of Changes in Net Assets” and “Notes to Financial Statements” are not included in the physical copies of electronically provided information sent to shareholders who request them, under laws and regulations and the Articles of Incorporation of the Company.

24

Note:

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translation and the Japanese original, the Japanese original shall prevail.

The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

Independent Auditor’s Audit Report
Concerning Consolidated Financial Statements

INDEPENDENT AUDITOR’S REPORT

May 15, 2026

To: The Board of Directors of

NOK CORPORATION

Nihombashi Corporation

Chuo Ward, Tokyo

Hidekazu Takahashi  Designated and Engagement Partner,

Certified Public Accountant

Shigehiro Chiba   Designated and Engagement Partner,

Certified Public Accountant

Opinion

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of NOK CORPORATION and its subsidiaries (the “NOK Group”), which comprise the consolidated balance sheet as of March 31, 2026, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements applicable to the fiscal year from April 1, 2025 through March 31, 2026.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the NOK Group, applicable to the fiscal year ended March 31, 2026, and its consolidated financial performance for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the NOK Group in accordance with the professional ethical standards in Japan (including standards applicable to audits of financial statements of public interest entities), and we have fulfilled our other ethical responsibilities in accordance with those standards. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other content

Other content refers to the business report and its supplementary schedules. The responsibility of management is to produce and disclose this other content. The responsibility of the Audit & Supervisory Committee is to monitor the directors’ performance of duties in the preparation and operation of reporting processes for this other content.

The other content is not subject to our audit opinion regarding the consolidated financial statements, and we do not express an opinion regarding the other content.

Our responsibility in the audit of the consolidated financial statements, etc. is to read through the other content, and in the process of reading through, examine whether there are any material discrepancies between the other content and the consolidated financial statements, and compared with the knowledge gained by us in the process of auditing, also to pay attention to the presence of any signs of other material misstatements in the other content aside from such material discrepancies.

We are required to report the fact in the case that we judge there are material misstatements in the other content based on the work we have performed.

There are no facts that we should report with regard to the other content.

Responsibilities of Management and the Audit & Supervisory Committee for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare the consolidated financial statements with the assumption of a going concern, and in accordance with accounting principles generally accepted in Japan, for disclosing, as necessary, matters related to going concern.

The Audit & Supervisory Committee is responsible for overseeing the Directors’ performance of duties within the maintenance and operation of the financial reporting process.

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Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion on the consolidated financial statements based on our audit from an independent point of view. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit process. We also:

•    Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks. Selecting audit procedures to be applied is at the discretion of the auditor. Obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•   When auditing the consolidated financial statements, consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances in making those risk assessments, but not for the purpose of expressing an opinion on the effectiveness of the NOK Group’s internal control.

•   Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and related notes thereto.

•    Conclude on the appropriateness of preparing the consolidated financial statements with the assumption of a going concern by management, and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the NOK Group’s ability to continue as a going concern. If we conclude that a material uncertainty regarding the assumption of a going concern exists, we are required to draw attention in our auditor’s report to the notes to the consolidated financial statements or, if the notes to the consolidated financial statements on material uncertainty are inadequate, to express a qualified opinion with exceptions on the consolidated financial statements. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the NOK Group to cease to continue as a going concern.

•    Evaluate whether the presentation of the consolidated financial statements and notes thereto are in accordance with accounting standards generally accepted in Japan, as well as evaluate the overall presentation, structure and content of the consolidated financial statements, including the related notes thereto, and whether the consolidated financial statements represent the underlying transactions and accounting events in a manner that achieves fair presentation.

•    We plan and conduct audits of consolidated financial statements in order to obtain sufficient and appropriate audit evidence regarding the financial information of NOK CORPORATION and its consolidated subsidiaries that forms a foundation for expressing our opinions on the consolidated financial statements. We are responsible for the direction, supervision, and examination of audits of the consolidated financial statements. We remain solely responsible for our audit opinion.

We communicate with the Audit & Supervisory Committee regarding the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit process, and other matters required by auditing standards.

We also provide the Audit & Supervisory Committee with a statement that we have complied with relevant ethical requirements in Japan regarding independence, and other matters that may reasonably be thought to bear on our independence, and the details in cases when measures have been enacted to eliminate obstruction factors, or cases when safeguards have been applied to reduce obstruction factors to an acceptable level.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated and engagement partners do not have any interest in the NOK Group which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

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Independent Auditor’s Audit Report Concerning Financial Statements

INDEPENDENT AUDITOR’S REPORT

May 15, 2026

To: The Board of Directors of

NOK CORPORATION

Nihombashi Corporation

Chuo Ward, Tokyo

Hidekazu Takahashi   Designated and Engagement Partner,

Certified Public Accountant

Shigehiro Chiba   Designated and Engagement Partner,

Certified Public Accountant

Opinion

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the financial statements of NOK CORPORATION (the “Company”), which comprise the balance sheet, the statement of income, the statement of changes in net assets and the notes to the financial statements, and the supplementary statements (collectively, the “Financial Statements, etc.”) applicable to the 120th term from April 1, 2025 through March 31, 2026.

In our opinion, the Financial Statements, etc. referred to above present fairly, in all material respects, the financial position of the Company applicable to the 120th term ended March 31, 2026, and its financial performance for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements, etc. section of our report. We are independent of the Company in accordance with the professional ethical standards in Japan (including standards applicable to audits of financial statements of public interest entities), and we have fulfilled our other ethical responsibilities in accordance with those standards. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other content

Other content refers to the business report and its supplementary schedules. The responsibility of management is to produce and disclose this other content. The responsibility of the Audit & Supervisory Committee is to monitor the directors’ performance of duties in the preparation and operation of reporting processes for this other content.

The other content is not subject to our audit opinion regarding the Financial Statements, etc., and we do not express an opinion regarding the other content.

Our responsibility in the audit of the Financial Statements, etc. is to read through the other content, and in the process of reading through, examine whether there are any material discrepancies between the other content and the Financial Statements, etc., and compared with the knowledge gained by us in the process of auditing, also to pay attention to the presence of any signs of other material misstatements in the other content aside from such material discrepancies.

We are required to report the fact in the case that we judge there are material misstatements in the other content based on the work we have performed.

There are no facts that we should report with regard to the other content.

Responsibilities of Management and the Audit & Supervisory Committee for the Financial Statements, etc.

Management is responsible for the preparation and fair presentation of the Financial Statements, etc. in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the Financial Statements, etc. that are free from material misstatement, whether due to fraud or error.

In preparing the Financial Statements, etc., management is responsible for assessing whether it is appropriate to prepare the Financial Statements, etc. with the assumption of a going concern, and in accordance with accounting principles generally accepted in Japan, for disclosing, as necessary, matters related to going concern.

The Audit & Supervisory Committee is responsible for overseeing the Directors’ performance of duties within the maintenance and operation of the financial reporting process.

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Auditors’ Responsibilities for the Audit of the Financial Statements, etc.

Our objectives are to obtain reasonable assurance about whether the Financial Statements, etc. as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion on the Financial Statements, etc. based on our audit from an independent point of view. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these Financial Statements, etc.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit process. We also:

•   Identify and assess the risks of material misstatement of the Financial Statements, etc., whether due to fraud or error, design and perform audit procedures responsive to those risks. Selecting audit procedures to be applied is at the discretion of the auditor. Obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•    When auditing the Financial Statements, etc., consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances in making those risk assessments, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

•    Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and related notes thereto.

•   Conclude on the appropriateness of preparing the Financial Statements, etc. with the assumption of a going concern by management, and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty regarding the assumption of a going concern exists, we are required to draw attention in our auditor’s report to the notes to the Financial Statements, etc. or, if the notes to the Financial Statements, etc. on material uncertainty are inadequate, to express a qualified opinion with exceptions on the Financial Statements, etc. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•    Evaluate whether the presentation of the Financial Statements, etc. and notes thereto are in accordance with accounting standards generally accepted in Japan, as well as evaluate the overall presentation, structure and content of the Financial Statements, etc., including the notes to the Financial Statements, etc., and whether the Financial Statements, etc. represent the underlying transactions and accounting events in a manner that achieves fair presentation.

We communicate with the Audit & Supervisory Committee regarding the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit process, and other matters required by auditing standards.

We also provide the Audit & Supervisory Committee with a statement that we have complied with relevant ethical requirements in Japan regarding independence, and other matters that may reasonably be thought to bear on our independence, and the details in cases when measures have been enacted to eliminate obstruction factors, or cases when safeguards have been applied to reduce obstruction factors to an acceptable level.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated and engagement partners do not have any interest in the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

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Audit Report by the Audit & Supervisory Committee

Audit Report

This Audit & Supervisory Committee audited the execution of duties by Directors during the 120th term from April 1, 2025 to March 31, 2026. The method and results are reported as follows:

1. Method and Details of Auditing

With regard to the resolutions of the Board of Directors concerning the matters set forth in Article 399-13, Paragraph 1, Item 1 (b) and (c) of the Companies Act, as well as the internal control system established pursuant to those resolutions, the Audit & Supervisory Committee receives regular reports from the Directors and employees on the status of the system’s establishment and operation, seeks explanations where necessary, states its opinions, and conducts audits using the following method.

(i) In accordance with the Audit & Supervisory Committee Audit Standards established by the Audit & Supervisory Committee, the audit policy and division of duties, and in cooperation with the Company’s internal audit department and other internal control department, the Audit & Supervisory Committee Members have also been attending important meetings, obtaining reports, and where necessary, seeking explanations from the Directors and employees on matters related to the execution of their duties, examining important authorization papers and related documents, and inspecting the state of business affairs and assets at the Company’s head office and other major business locations. As for subsidiaries, Audit & Supervisory Committee Members have been promoting communication and information exchange among Directors and Corporate Auditors within the Company’s subsidiaries, and have been receiving periodic reports on the state of their business activities as necessary.

(ii) The Audit & Supervisory Committee has been inspecting and verifying whether independent auditors are maintaining their independence and implementing proper auditing procedures. The Audit & Supervisory Committee has also been receiving reports and, where necessary, seeking explanations from them concerning their audits. The Audit & Supervisory Committee has also been receiving notices from independent auditors to the effect that they have established “systems to ensure proper execution of duties” (those listed in each item of Article 131 of the Corporate Calculation Regulations), in accordance with “Quality Control Standards concerning Audit (Financial Accounting Standards Board)” and, where necessary, has been obtaining explanations from them.

Based on the above method, the Audit & Supervisory Committee has reviewed the business report and accompanying statements, financial statements for the term under review (balance sheet, statement of income, statement of changes in net assets, and notes to financial statements), supplementary statements, and consolidated financial statements (consolidated balance sheet, consolidated statement of income, and consolidated statement of changes in net assets, and notes to consolidated financial statements).

2. Results of Audit

(1) Results of audit of business report The Audit & Supervisory Committee finds:

(i) That the business report and the accompanying statements present in a fair manner the conditions of the Company in compliance with the laws and regulations and the Articles of Incorporation of the Company.

(ii) That there are no unfair practices in the Directors’ execution of their duties or any serious conditions that conflict with the laws and regulations or the Articles of Incorporation of the Company.

(iii) That the Board of Director’s decisions in regards to the internal control system are appropriate and that nothing in the details described in the Business Report, or the Directors’ execution of their duties related thereto needs to be addressed herein.

(2) Results of audit of the financial statements and the supplementary statements The Audit & Supervisory Committee finds that the auditing methods of the independent auditors, Nihombashi Corporation, an incorporated accounting firm, and the results of their audit are appropriate.

(3) Results of audit of the consolidated financial statements The Audit & Supervisory Committee finds that the auditing methods of the independent auditors, Nihombashi Corporation, an incorporated accounting firm, and the results of their audit are appropriate.

	May 19, 2026	Audit & Supervisory Committee, NOK CORPORATION

		Hideki Watanabe	Full-time Audit & Supervisory Committee Member
		Makoto Fujioka	Audit & Supervisory Committee Member
		Naoki Shimada	Audit & Supervisory Committee Member
		Motoko Imada	Audit & Supervisory Committee Member
		Atsushi Kajitani	Audit & Supervisory Committee Member

Note:

Audit & Supervisory Committee Members Mr. Makoto Fujioka, Mr. Naoki Shimada, Ms. Motoko Imada, and Mr. Atsushi Kajitani serve as External Directors as defined in Article 2, Paragraph 15 and Article 331, Paragraph 6 of the Companies Act.

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BUSINESS REPORT for the 120th Term

April 1, 2025 to March 31, 2026

System for Ensuring Properness of Operations

(1)	The details of the decisions on a system for ensuring properness of operations

Following are the details of the decisions regarding a system for ensuring the compliance of Directors’ execution of their duties in line with the laws and regulations as well as with the Articles of Incorporation and a system for ensuring the properness of business operations of NOK CORPORATION (the “Company”).

(i)	System for storing and managing information regarding the execution of duties by the Company’s Directors

In accordance with the relevant laws and regulations, the Articles of Incorporation and other rules established by the Company, departments in charge shall record and file minutes of meetings, including Annual Shareholders’ Meetings and Board of Directors meetings, as well as approval documents and other authorizations. Directors shall ensure a system that allows to inspect such documents.

(ii)	Rules and other systems concerning loss risk management of the Company

In accordance with the Risk Management Rules established by the Company, the Risk Management Committee shall take the initiative in identifying and analyzing underlying risks and promoting a cross-organizational risk management system. The Risk Management Committee shall report to Directors regarding the implementation status of said system on a regular basis and revise the system as necessary.

(iii)	System for securing the efficiency of the execution of duties by the Company’s Directors

Directors shall hold Board of Directors meetings in accordance with Board of Directors Regulations. At these meetings, they shall determine allocation of their duties and important matters such as business strategies and management policy and appoint Operating Officers responsible for implementation of operations at individual divisions. The Board of Directors, as necessary, shall delegate a portion of decision-making of important business operations to Executive Directors, and also delegate authority to Operating Officers for the execution of such operations, thereby enabling swift execution of operations and accomplishment of objectives, while supervising them. The Directors shall clarify operational authorities and rules on decision-making in the Rules concerning Operational Authorities. They shall ensure a system to execute their respective duties in an appropriate and efficient manner by monitoring the progress of business plans, managerial policies, and operational implementation plans at regular meetings of the Management Committee.

The Audit & Supervisory Committee shall ensure the effectiveness of the Directors’ execution of duties by conducting audits, as appropriate, in cooperation with the audit department.

(iv)	System for ensuring compliance in the execution of duties by the Company’s Directors and employees with the relevant laws and regulations and the Articles of Incorporation

Pursuant to the NOK Charter of Corporate Behavior, the Company shall clearly state that it places priority on compliance in its business activities. In accordance with compliance rules and Behavioral Guidelines Concerning Employee Compliance, the Company shall also provide training programs for its employees, thereby establishing and promoting a framework for compliance that conforms with the relevant laws and regulations, the Articles of Incorporation, and other rules established by the Company.

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(v)	System for ensuring properness of operations of the Group consisting of the Company and its subsidiaries

In accordance with the provisions of the Internal Control Rules, the Company shall establish the following systems for its subsidiaries to ensure the properness of operations of the Group as a whole.

In addition, the Company, under the provisions of the Internal Control Rules regarding Financial Reporting, shall monitor the properness of operations based on Directors’ instructions to ensure the credibility of the financial statements of the Company and its subsidiaries.

a.	System regarding reporting from subsidiaries to the Company regarding execution of duties by Directors, etc.

In accordance with the provisions of the Internal Control Rules, the division responsible for supervising subsidiaries shall monitor the status of management of subsidiaries. The business supervisory divisions shall give necessary instructions and support to subsidiaries regarding operations under their supervision and monitor the implementation status of the system.

b.	Rules and other system concerning loss risk management of subsidiaries

In accordance with the Internal Control Rules, the business supervisory divisions shall have subsidiaries establish a risk management system and report to the business supervisory divisions and the divisions responsible for supervising subsidiaries regarding the implementation status of the system on a regular basis, and give instructions to subsidiaries to revise the system as necessary.

c.	System for securing the efficiency of the execution of duties by Directors, etc. of subsidiaries

The management teams and managers of subsidiaries shall hold meetings for the Management Committee on a quarterly basis to share information and promote managerial transparency. At these meetings, attendees shall report on and discuss the progress of the Group’s managerial policies and business plans, thereby ensuring efficiency in the management of the Group as a whole.

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d.	System for ensuring compliance in the execution of duties by Directors, etc. and employees of subsidiaries with the relevant laws and regulations and the Articles of Incorporation

In accordance with the Internal Control Rules, the business supervisory divisions shall require the subsidiaries to establish a charter of corporate behavior, compliance rules and behavioral guidelines concerning employee compliance to clearly state that they place priority on compliance in their business activities. In addition, the business supervisory divisions shall also require the subsidiaries to establish and promote a framework for compliance that conforms with the relevant laws and regulations, the Articles of Incorporation, and other internal rules, and monitor the implementation status.

(vi)	Matters concerning assistant employees in cases where the Company’s Audit & Supervisory Committee requests the Company to assign employees to support its duties

Regarding the employees who are required to assist the Audit & Supervisory Committee with its duties, the Company shall assign personnel with expertise of laws and regulations who are capable of providing assistance, upon discussions with the Audit & Supervisory Committee on the selection of assistant employees and the operational authorities thereof.

(vii)	Matters regarding the independence of employees provided for in the preceding paragraph from the Company’s Directors who are not Audit & Supervisory Committee Members and ensuring the effectiveness of instructions by the Company’s Audit & Supervisory Committee to said employees

Employees assigned to assist the Audit & Supervisory Committee with its duties shall follow the directions and orders of the Audit & Supervisory Committee in the execution of duties, attend the Audit & Supervisory Committee meetings and other relevant major meetings to execute instructions from the Audit & Supervisory Committee. The Company shall have discussions with the Audit & Supervisory Committee regarding changes of said assistant employees.

(viii)	System for reporting to the Company’s Audit & Supervisory Committee by the Company’s and its subsidiaries’ Directors who are not Audit & Supervisory Committee Members and employees and other system for reporting to the Company’s Audit & Supervisory Committee

The audit department shall, in accordance with the Internal Control Rules, conduct periodical internal audits on the state of the system to ensure the appropriateness of the Company’s and its subsidiaries’ operations, and report the results thereof to the Audit & Supervisory Committee.

(ix)	System for ensuring that the person who made the report provided for in the preceding item shall not be subject to unfavorable treatment for reason of having made such report

The Company shall prohibit unfavorable treatment of a person who made the report provided for in the preceding item for reason of having made such report, and communicate to that effect widely across the Company and its subsidiaries.

(x)	Matters regarding the policy for handling funding or payables in relation to execution of duties of the Company’s Audit & Supervisory Committee Members (limited to matters related to the execution of duties by the Audit & Supervisory Committee), such as procedures for advance payment or reimbursement in relation to execution of such duties

In accordance with the audit policy and audit plan formulated at the Audit & Supervisory Committee meetings pursuant to the Regulations of the Audit & Supervisory Committee, the Company shall secure funding to enable Audit & Supervisory Committee Members to execute their duties appropriately.

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(xi)	Other systems for securing effective audits by the Company’s Audit & Supervisory Committee

In order to supervise the execution of duties of the Directors who are not Audit & Supervisory Committee Members, in accordance with the audit policy and audit plan formulated at the Audit & Supervisory Committee meetings pursuant to the Regulations of the Audit & Supervisory Committee, the Company shall maintain a system that allows Audit & Supervisory Committee Members to attend the Board of Directors meetings and other important meetings and to investigate the Company’s operational and financial conditions.

The audit department, Independent Auditor, and Audit & Supervisory Committee shall exchange opinions on a regular basis.

In addition, the Representative Directors and Audit & Supervisory Committee Members shall exchange opinions on a regular basis.

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(2)	Overview of the operational status of the systems for ensuring the properness of operations

In accordance with “the details of the decisions on a system for ensuring properness of operations” described in (1) above, the Company strives to develop systems and operate such systems appropriately. An overview of the operational status of such systems is as follows.

(i)	Overview of the operational status of the system for storing and managing information

Minutes of meetings, including Shareholders’ Meetings and Board of Directors meetings, approval documents and other authorizations are prepared and drawn up by departments in charge or drafting departments without delay and are managed and stored appropriately.

(ii)	Overview of the operational status of the risk management system

In accordance with the Risk Management Rules, the Risk Management Committee identifies and analyzes underlying risks, promotes a cross-organizational risk management system, and reports to Directors regarding the implementation status of such system.

(iii)	Overview of the operational status of the system for securing efficient execution of duties

Operating Officers and Upper Management are executing their duties promptly and efficiently in accordance with operational authorities and rules on decision-making. Their execution of duties is supervised by Directors at meetings of the Management Committee (four times in the current period), and other committee meetings. The Company monitors if Directors’ duties are executed appropriately and efficiently at the Board of Directors meetings (18 times in the current period, including those conducted by means of documents), the Central Labor-Management Council (19 times in the current period), and various other committee meetings.

The Audit & Supervisory Committee shall conduct audits, as appropriate, in cooperation with the audit department to ensure the effectiveness of the Directors’ execution of duties.

(iv)	Overview of the operational status of the system for ensuring compliance

The Company communicates and ensures compliance with the NOK Charter of Corporate Behavior, the compliance rules and Behavioral Guidelines Concerning Employee Compliance. In addition, the Company continuously makes efforts for compliance with the relevant laws and regulations, the Articles of Incorporation and other rules established by the Company by implementing the month for promoting compliance, providing training programs for its employees and establishing a whistleblowing hotline, etc.

(v)	Overview of the operational status of the system for ensuring the properness of operations of the Group
a.	The Company has received reports as necessary on the management status of its subsidiaries and the status of progress for instructions and support provided by the Company.
b.	The Company has required its subsidiaries to establish risk management systems, and the business supervisory divisions and the divisions responsible for supervising subsidiaries have received reports on the status of implementation of the systems.
c.	The Company holds meetings for the Management Committee quarterly to ensure the management efficiency of the Group as a whole.
d.	The Company has required its subsidiaries to establish Charters of Corporate Behavior, compliance rules and Behavioral Guidelines Concerning Employee Compliance, and monitors the status of compliance with the relevant laws and regulations, the Articles of Incorporation and other rules established by the Company on a regular basis.
e.	The Company monitors the properness of operations to ensure the credibility of the financial statements of the Company and its subsidiaries once a year.

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(vi)	Overview of the operational status of the system for audit by the Audit & Supervisory Committee
a.	The Company has assigned personnel with expertise in laws and regulations who are capable of providing assistance to the Audit & Supervisory Committee, upon consultation with the Audit & Supervisory Committee on the selection of assistant employees.
b.	Employees who are assigned to assist the Audit & Supervisory Committee with its duties attend the Audit & Supervisory Committee meetings, etc. and follow the instructions from the Audit & Supervisory Committee in executing their duties.
c.	The audit department once a year checks the system for ensuring appropriateness of the Company’s and its subsidiaries’ operations, internal audits are conducted regularly, and the results are reported to the Audit & Supervisory Committee.
d.	The Company has included a provision in the compliance rules and whistleblowing policy that prohibits unfavorable treatment of personnel for reason of having made a report to the whistleblowing hotline, and has communicated to that effect across the Company and its subsidiaries.
e.	The Company secures funding that allow the Audit & Supervisory Committee to execute its duties appropriately in accordance with the audit policy and audit plans.
f.	Audit & Supervisory Committee Members attend the Board of Directors meetings and other important meetings and investigate the Company’s operational and financial conditions.

The Audit & Supervisory Committee, audit department, and Independent Auditor shall exchange opinions on a regular basis. In addition, the Audit & Supervisory Committee Members and Representative Directors shall exchange opinions on a regular basis.

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Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS (From April 1, 2025 to March 31, 2026)

(Millions of yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at the beginning of current period	23,335	27,343	398,858	(17,691)	431,846
Changes of items during the period
Dividends from surplus			(19,873)		(19,873)
Profit attributable to owners of parent			46,338		46,338
Purchase of treasury stock				(15,076)	(15,076)
Disposal of treasury stock				661	661
Retirement of treasury stock		(29,554)		29,554	–
Transfers from retained earnings to capital surplus		29,554	(29,554)		–
Purchase of shares of consolidated subsidiaries		373			373
Net changes of items other than shareholders’ equity
Total changes of items during the period	–	373	(3,089)	15,138	12,423
Balance at the end of current period	23,335	27,717	395,769	(2,553)	444,269

	Accumulated other comprehensive income				Non- controlling interests	Total net assets
	Valuation difference on available-for- sale securities	Foreign currency translation adjustment	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance at the beginning of current period	55,041	66,295	25,822	147,159	44,415	623,421
Changes of items during the period
Dividends from surplus						(19,873)
Profit attributable to owners of parent						46,338
Purchase of treasury stock						(15,076)
Disposal of treasury stock						661
Retirement of treasury stock						–
Transfers from retained earnings to capital surplus						–
Purchase of shares of consolidated subsidiaries						373
Net changes of items other than shareholders’ equity	(8,047)	21,430	20,045	33,428	997	34,425
Total changes of items during the period	(8,047)	21,430	20,045	33,428	997	46,849
Balance at the end of current period	46,993	87,726	45,867	180,587	45,413	670,270

Note: Figures are rounded down to the nearest million yen.

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Reference: Consolidated Cash Flows (From April 1, 2025 to March 31, 2026)
			(Millions of yen)
From operating activities	From investing activities	From financing activities	Cash and cash equivalent at the end of period
68,156	(10,259)	(47,078)	156,706

Note: Figures are rounded down to the nearest million yen.

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Notes to Consolidated Financial Statements

1.	Notes regarding the basis for preparing consolidated financial statements
(1)	Scope of consolidation
(i)	Consolidated subsidiaries
(a)	Number of consolidated subsidiaries: 80
(b)	Names of major consolidated subsidiaries:

Thai NOK Co., Ltd.

Unimatec Co., Ltd.

MEKTEC CORPORATION

Mektec Manufacturing Corporation (Taiwan) Ltd.

(ii)	Unconsolidated subsidiaries
(a)	Name of major unconsolidated subsidiary:

Mektec Automation Technology Corporation (Zhuhai) Ltd.

(b)	Reasons for exclusion from scope of consolidation

The respective totals of total assets, net sales, net income/loss, retained earnings and the like of unconsolidated subsidiaries are all immaterial with respect to total assets, net sales, profit/loss attributable to owners of parent, retained earnings and the like on the consolidated financial statements. Therefore, they are not included in the scope of consolidation because they do not have a significant impact on the consolidated financial statements overall.

(2)	Application of the equity method of accounting
(i)	Unconsolidated subsidiaries and affiliates accounted for by the equity method
(a)	Number of unconsolidated subsidiaries and affiliates accounted for by the equity method: 18
(b)	Names of major unconsolidated subsidiaries and affiliates:

Eagle Industry Co., Ltd.

Pyung-Hwa Oilseal Industry Co., Ltd.

Freudenberg-NOK General Partnership

(ii)	Unconsolidated subsidiaries and affiliates not accounted for by the equity method

Names of major unconsolidated subsidiaries:

Not applicable

(3)	Notes regarding changes of scope of consolidation and equity method affiliates
(i)	Change in scope of consolidation
(a)	Subsidiaries newly included in consolidation (0)

Not applicable

(b)	Companies excluded from the scope of consolidation (12)

SYNZTEC Co., Ltd. and 11 other companies

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(ii)	Change in scope of the equity method

Not applicable

(4)	Matters concerning the business term of consolidated subsidiaries

There are 35 consolidated subsidiaries whose accounting periods differ from the consolidated accounting period and have their fiscal year end on December 31. Of these, important transactions made by NOK Inc., between the said accounting date and the consolidated accounting date have been adjusted to the extent necessary for consolidation. Mektec Manufacturing Corporation (Zhuhai) Ltd. and 33 other consolidated subsidiaries carry out provisional settlements of account based on full-year business results on March 31, the consolidated accounting date.

(5)	Matters concerning accounting policies
(i)	Valuation criteria and methods for principal assets
(a)	Available-for-sale securities
●	Those other than shares and other securities without quoted market price

Stated at market value. (Valuation difference is reported as a component of net assets. Cost of sales is calculated using the moving average method.)

●	Shares and other securities without quoted market price

They are stated at cost with the cost being determined by the moving average method.

(b)	Derivatives

They are stated at market price.

(c)	Inventories

Finished goods and work in process of the Company and its domestic consolidated subsidiaries are mainly valued at cost based on the retail method (balance sheet amounts are determined by writing down the book value according to the decrease in profitability). Meanwhile, raw materials and supplies are valued at cost based on the periodic average method (balance sheet amounts are determined by writing down the book value according to the decrease in profitability). For overseas consolidated subsidiaries, those are mainly valued at the lower of cost or market based on the moving average method or the first-in first-out method.

(ii)	Method of depreciation of principal noncurrent assets
(a)	Property, plant and equipment (excluding lease assets)

Depreciation is computed by the straight-line method.

The useful lives of major items of property, plant and equipment are as follows:

Buildings and structures: 5-50 years

Machinery, equipment and vehicles: 4-10 years

(b)	Intangible assets (excluding lease assets)

Amortization is computed by the straight-line method.

(c)	Lease assets

Lease assets related to finance leases other than those deemed to transfer ownership of leased property to the lessee by the Company

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Depreciation is calculated on the straight-line method over the lease period as the useful life and assuming no residual value.

(d)	Long-term prepaid expenses

Amortization is computed on a straight-line basis.

(iii)	Accounting policies for principal allowances
(a)	Allowance for doubtful accounts

To prepare for losses on bad debt, general claims are accounted using the loan loss ratio and doubtful claims are accounted as the expected unrecoverable amount taking into consideration of the recoverability of individual claims.

As for overseas subsidiaries, estimated amount of allowance for doubtful accounts has been recorded depending primarily on the condition of receivables.

(b)	Provision for bonuses

In order to prepare for the payment of employee bonuses, accrued bonuses based primarily on estimated payment amounts have been entered into the accounts.

(c)	Provision for share awards for directors (and other officers)

In order to prepare for provision of shares of the Company’s stock, etc. to directors and other officers of the Company and a portion of its subsidiaries, we have calculated the expected amount of provision.

(iv)	Method for accounting for retirement benefits
(a)	Method for attributing expected retirement benefits to periods

In the calculation of retirement benefit obligations, the method of attributing expected retirement benefits to periods up to the end of the current fiscal year is the benefit formula basis.

(b)	Method of expenses for actuarial differences

Actuarial differences are treated as expenses in equal installments using the straight-line method over a prescribed period of time (10 years) that is within the average remaining period of employment for the employees in question, beginning in the year following the fiscal year in which such calculations are made.

(v)	Accounting policies for important revenue and expenses

Since the details of main performance obligations in main businesses related to revenue from contracts with customers of the Company and its consolidated subsidiaries in Japan and the timing when the performance obligations are typically satisfied (typical timing of revenue recognition) are described in “8. Notes regarding revenue recognition,” this information has been omitted.

(vi)	Method of hedge accounting
(a)	Method of hedge accounting

Special treatment is applied as the interest rate swaps satisfy the requirements for special treatment.

(b)	Hedging instruments and hedged items

Hedging instruments: Interest rate swaps

Hedged items: Interest on borrowings

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(c)	Hedging policy

The interest rate swaps are made in order to hedge fluctuation risks in interest rates on borrowings.

(d)	Method of assessing hedge effectiveness

Regarding the interest rate swaps, the Company assesses hedge effectiveness based upon the fulfillment of the requirements for special treatment.

(vii)	Method and period of amortization of goodwill

For amortization of goodwill, a reasonable estimate of the effective period is created, and amortization is performed on a straight-line basis over this period.

(viii)	Other significant Items for preparing consolidated financial statements

Application of the group tax sharing system

The Company applies the group tax sharing system.

2.	Notes regarding accounting estimates

The following is the information on accounting estimates recorded on the consolidated financial statements of the current fiscal year that may exert material effects on the consolidated financial statements of the next fiscal year.

The Medium-term Management Plan in the text below is based on information, etc. accessible from the inside and outside of the Company at the time of preparation, with the use of estimates and assumptions regarding matters such as the growth rate of multiple markets in which the Company is participating and measures that the management has judged are feasible. There is the possibility that the numbers which are based on these estimates and assumptions may differ from the actual results.

(1) Deferred tax assets

(i) The amount recorded on the consolidated financial statements for the current fiscal year

(Millions of yen)
Current fiscal year
Deferred tax assets	6,037

(ii) Information on the content of important accounting estimates concerning recognized items

For deferred tax assets, based on the scheduling for addition and subtraction of future taxable income, temporary differences, etc., the amount of deductible temporary differences that we have judged are recoverable in the future is recorded. The amount not expected to be recoverable is accounted as valuation allowance.

The future taxable income is based on estimates and assumptions made by the latest Medium-term Management Plan, feasible tax plans, etc., and overseas subsidiaries, etc. operating in the electronic product segment provide valuation allowance for loss carried forward, taking into account the uncertainty of future profitability.

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If such estimates or assumptions are affected by any situation in the future, there is a possibility that the recoverability of deferred tax assets will change, and the amount of deferred tax assets will need correcting.

(2) Loss on impairment

(i) The amount recorded on the consolidated financial statements for the current fiscal year

(Millions of yen)
Current fiscal year
Property, plant and equipment	249,009
Loss on impairment	1,477

(ii) Information on the content of important accounting estimates concerning recognized items

For the noncurrent assets to which the Accounting Standard for Impairment of Noncurrent Assets applies that are not expected to recover the investment because of a decline in profitability due to factors such as changes in the market environment, we reduced their book value to the recoverable amount and recognized the amount of decrease as impairment loss.

The process of recognizing an impairment loss includes making a judgment on whether to recognize an impairment loss and calculating the value in use and the net realizable value. Such judgment and calculation are made on the basis of the estimates of future cash flows based on the latest Medium-term Management Plan and estimates of the values based on reasonable calculation.

In a case where such estimates of future cash flows or estimates of the values based on reasonable calculation need reviewing due to any situation in the future, there may be an additional impairment loss.

(3) Net defined benefit asset and liabilities

(i) The amount recorded on the consolidated financial statements for the current fiscal year

(Millions of yen)
Current fiscal year
Net defined benefit asset	37,738
Net defined benefit liabilities	34,028

(ii) Information on the content of important accounting estimates concerning recognized items

Retirement benefit asset and liability under the defined benefit plan adopted at the NOK Group are calculated by deducting the amount of pension assets from the amount of retirement benefit obligations that is calculated by discounting the expected retirement benefits recognized to arise by the end of the current fiscal year.

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For such calculation, actuarial assumptions such as discount rates and expected rates of return on pension assets are used. Discount rates are determined on the basis of the yield of long-term government bonds at the end of the current fiscal year, and expected rates of return on pension assets are determined considering the current and expected allocation of pension assets, as well as the current and future expected long-term rate of return based on a wide range of assets that compose pension assets.

If such actuarial assumptions need reviewing due to changes in uncertain economic situations in the future, or the like, the amount of retirement benefit asset and liability and retirement benefit expenses from the next fiscal year may be significantly affected.

(4) Assessment of goodwill

(i) Amount recorded on the consolidated financial statements of the current fiscal year

(Millions of yen)
Current fiscal year
Goodwill	9,257

(ii) Information on the content of important accounting estimates concerning recognized items

The NOK Group records excess earning power calculated based on the business plans of acquired companies at the time of stock purchase as goodwill, and it is amortized on a straight-line basis over its effective period. For goodwill impairment, it is judged whether or not there are signs of impairment, and if signs of impairment are recognized, it is decided whether or not there is the need to recognize an impairment loss based on future cash flows.

For the calculation of share value when deciding the acquisition cost for Estoh Co., Ltd., NOK adopted primarily the DCF method assuming the business plans that had been disclosed, and utilized multiple methods of calculating corporate value including comparable company analysis. Evaluation and calculation were performed with comprehensive consideration for these results.

Future business plans involve uncertainty in management judgments and estimates. In the event of a change to the preconditions and assumptions of the estimates, there is the possibility of a significant effect on assessment of goodwill in the consolidated financial statements of the following fiscal year.

3.	Notes regarding the consolidated balance sheet
(1) Accumulated depreciation of property, plant and equipment	¥671,688 million

Accumulated depreciation of property, plant and equipment includes accumulated impairment loss.

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4.	Notes regarding the consolidated statement of income
(1)	Impairment loss

In the current fiscal year, the NOK Group recorded impairment loss on the following asset groups.

(i)	Overview of asset groups for which impairment loss was recognized
Location	Description	Classification
Soma City, Fukushima Prefecture	Idle assets	Construction in progress
Kusu Town, Kusu District, Oita Prefecture	Business assets	Machinery, equipment, and vehicles; land
Pécel, Hungary	Idle assets	Construction in progress; machinery, equipment, and vehicles; tools, furniture, and fixtures; etc.
České Budějovice, Czech Republic	Idle assets	Machinery, equipment, and vehicles
San Luis Potosi State, Mexico	Idle assets	Buildings and structures, lease assets, construction in progress, etc.
(ii)	Ground for recognition of impairment loss

As for the asset groups, future recoverability was examined because of their indication of impairment due to a decline of profitability along with changes in market and business environment. Accordingly, the NOK Group reduced their book value to the recoverable amount, and recognized the amount of decrease as impairment loss under extraordinary loss.

(iii)	Components of impairment loss

(Millions of yen)

Type of noncurrent assets	Amount
Buildings and structures	106
Machinery, equipment and vehicles	455
Tools, furniture and fixtures	9
Land	4
Construction in progress	799
Lease assets (tangible)	101
Total	1,477
(iv)	Method of grouping assets

The NOK Group groups assets based on, in principle, division in accordance with business segment under management accounting, deeming it as the smallest unit that generates cash flows. However, the NOK Group groups assets of some consolidated subsidiaries by the unit of subsidiary company. Moreover, corporate assets such as head office are categorized into shared assets, since these assets do not generate independent cash flows as assets that contribute to the generation of future cash flows of multiple assets or groups of assets.

Idle assets and assets to be disposed of are grouped for individual assets.

(v)	Method of determining recoverable amount

The recoverable amount is determined based on the net realizable value. The net realizable value is evaluated using the disposal value.

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5.	Notes regarding the consolidated statement of changes in net assets
(1)	Matters concerning the total number of shares issued
Type of shares	Number of shares at the beginning of the current fiscal year	Increase in number of shares during the current fiscal year	Decrease in number of shares during the current fiscal year	Number of shares at the end of the current fiscal year
Common shares	173,138,537 shares	– shares	12,235,447 shares	160,903,090 shares
Note:	The decrease in the total number of issued shares is due to the retirement of treasury stock.
(2)	Matters concerning the number of treasury stock shares
Type of shares	Number of shares at the beginning of the current fiscal year	Increase in number of shares during the current fiscal year	Decrease in number of shares during the current fiscal year	Number of shares at the end of the current fiscal year
Common shares	9,987,627 shares	4,802,386 shares	12,732,018 shares	2,057,995 shares
Notes:	1.	The increase in the number of shares of treasury stock is due to the purchase of 286 odd-lot shares, the acquisition of 4,799,600 shares of treasury stock based on a resolution of a Board of Directors meeting held on February 5, 2026, and 2,500 shares that are the attributable portion to the Company out of the treasury stock (the Company’s stock) acquired by entities accounted for using the equity method.
2.	The decrease in the number of shares of treasury stock is due to a decrease of 56,771 shares resulting from provision of stock to eligible individuals from the Board Incentive Program (BIP) Trust, the sale of 439,800 shares from the Employee Stock Ownership Plan (J-ESOP) to the NOK Stock Ownership Association, and a decrease of 12,235,447 shares resulting from retirement of treasury stock.
3.	The number of shares of treasury stock at the end of the fiscal year consists of 1,583,307 shares owned by the Board Incentive Program (BIP) Trust, 383,100 shares owned by the Employee Stock Ownership Plan (J-ESOP), and 91,355 shares that are the attributable portion to the Company out of the treasury stock (the Company’s stock) owned by entities accounted for using the equity method.
(3)	Matters concerning dividends
(i)	Payment of dividends
(Resolution)	Type of shares	Total amount of dividends (Millions of yen)	Dividends per share (Yen)	Record date	Effective date
The Annual Shareholders’ Meeting held on June 26, 2025	Common shares	9,113	55.0	March 31, 2025	June 27, 2025
The Board of Directors meeting held on November 10, 2025	Common shares	10,770	65.0	September 30, 2025	December 5, 2025
Notes:	1.	Total amount of dividends resolved by the Annual Shareholders’ Meeting held on June 26, 2025 includes dividends of 90 million yen paid for the Company’s stock owned by the Board Incentive Program (BIP) Trust and 45 million yen paid for the Company’s stock owned by the Employee Stock Ownership Plan (J-ESOP).

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2.	Total amount of dividends resolved by a Board of Directors meeting held on November 10, 2025 includes dividends of 105 million yen paid for the Company’s stock owned by the Board Incentive Program (BIP) Trust and 37 million yen paid for the Company’s stock owned by the Employee Stock Ownership Plan (J-ESOP).

(ii)	Dividends for which the effective date will fall after the end of the current fiscal year among those whose record date is within the current fiscal year
(Resolution)	Type of shares	Total amount of dividends (Millions of yen)	Source of dividends	Dividends per share (Yen)	Record date	Effective date
The Annual Shareholders’ Meeting held on June 25, 2026	Common shares	10,458	Retained earnings	65.0	March 31, 2026	June 26, 2026
Note:	Total amount of dividends resolved by the Annual Shareholders’ Meeting held on June 25, 2026 includes dividends of 102 million yen paid for the Company’s stock owned by the Board Incentive Program (BIP) Trust and 24 million yen paid for the Company’s stock owned by the Employee Stock Ownership Plan (J-ESOP).

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6.	Notes regarding financial instruments
(1)	Matters regarding the situation of financial instruments
(i)	Policy for handling financial instruments

The NOK Group has a policy of managing funds by investing in safe and secure targets and raising funds mainly by means of loans from financial institutions. For derivatives, the NOK Group uses forward exchange contracts and currency swaps based on actual demand and does not carry out speculative transactions of any kind.

(ii)	Details and risks of financial instruments and risk management system

Notes and accounts receivable - trade, and electronically recorded monetary claims, are operating receivables that are exposed to credit risk of customers. With regard to this risk, the NOK Group adopts a system to manage due dates and balance of individual business partners and ascertain the credit status of principal business partners semiannually in accordance with the credit management regulations of the NOK Group.

Shares are investment securities and exposed to the market price fluctuation risk. The shares possessed by the NOK Group are mainly those of the companies with which the NOK Group has business relations, the fair values of which are ascertained periodically and reported to officers in charge of finance.

Employees who receive loans from the Company are obligated to provide collateral. In addition, there are regulations that the balance of the loan upon retirement shall be offset by the retirement allowance.

Accounts payable - trade are trade liabilities and become due within one year.

Short-term loans payable are mainly for raising funds pertaining to business transactions, while long-term loans payable (to be payable within five years in principle) are for raising funds for capital investment. Floating interest rate loans are exposed to interest rate fluctuation risk. For some floating interest rate long-term loans payable, derivative transactions (interest rate swaps) are used for each loan contract as hedging instruments to hedge risks of fluctuations in interest rates on loans and to fix the amount of interest on loans. Because the hedge meets the requirements of special treatment of interest rate swaps, assessment of hedge effectiveness has been omitted and replaced with the judgment thereof.

The NOK Group carries out and manages derivative transactions in accordance with internal regulations which stipulate the authorities to carry out transactions. The NOK Group carries out derivative transactions only with financial institutions with high credit ratings in order to reduce the credit risk.

Trade liabilities and loans are exposed to liquidity risk. Individual companies of the NOK Group manage them by means such as planning monthly cash flow management.

Deposits received from employees yield fixed interest rate and are not exposed to interest rate fluctuation risk.

(iii)	Additional explanation of matters regarding fair value, etc. of financial instruments

The amounts, etc. of contracts related to derivative transactions in “(2) Matters regarding fair value, etc. of financial instruments” do not themselves indicate the market risk associated with the derivative transactions.

(2)	Matters regarding fair value, etc. of financial instruments

As of March 31, 2026, the amount recorded in the consolidated balance sheet, fair value, and difference between them are as shown in the table below. Shares and other securities without

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quoted market price (¥70,384 million on the consolidated balance sheet) are not included in “(1) Investment securities.” As for “Cash and deposits,” “Notes and accounts receivable - trade,” “Electronically recorded monetary claims,” “Accounts payable - trade,” “Short-term loans payable” and “Deposits received from employees,” since these accounts are settled in a short period of time, the fair value is nearly equal to the book value, and thus the information has been omitted.

(Millions of yen)

	Amount recorded in consolidated balance sheet	Fair value	Difference
(1) Investment securities	82,544	82,544	–
(2) Long-term loans receivable from employees	1,080	1,083	2
Total assets	83,625	83,628	2
(1) Long-term loans payable	14,364	14,359	(5)
Total liabilities	14,364	14,359	(5)
Total derivative transactions (*)	(480)	(480)	–
(*)	Amounts of claims and liabilities derived from derivative transactions are shown in net amount. Amounts in parentheses show that those are net liabilities.

(3)	Matters regarding the breakdown by appropriate classification of fair values of financial instruments

Based on the observability and the materiality of the inputs used to measure the fair value, fair values of financial instruments are classified into the following three levels:

Level 1 fair value: Fair value measured using quoted prices in active markets that are observable inputs for measurement of fair values

Level 2 fair value: Fair value measured using inputs other than those used to measure level 1 fair value among observable inputs for measurement of fair values

Level 3 fair value: Fair value measured using unobservable inputs for measurement of fair values

In cases where multiple inputs are used to measure the fair value, the fair value of financial instruments is classified to the lowest priority level of fair value measurement to which each input belongs.

(i)	Financial assets and financial liabilities using fair value for their amounts recorded in the consolidated balance sheet

(Millions of yen)

Item	Fair values
	Level 1	Level 2	Level 3	Total
Investment securities	82,544	–	–	82,544
Derivative transactions	–	480	–	480

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(ii)	Financial assets and financial liabilities not using fair value for their amounts recorded in the consolidated balance sheet

(Millions of yen)

Item	Fair values
	Level 1	Level 2	Level 3	Total
Long-term loans receivable from employees	–	1,083	–	1,083
Long-term loans payable	–	14,359	–	14,359
Note:	Explanation of evaluation techniques used for measuring fair value and inputs regarding measuring fair value

Investment securities

Listed shares are measured using the quoted market price. Since listed shares are traded in an active market, their fair values are classified as level 1 fair value.

Derivative transactions

Derivatives are measured based on the price, etc. provided by financial institutions, and their fair values are classified as level 2 fair value.

Because derivative transactions to which the special treatment of interest rate swaps applies are treated together with long-term loans payable which may be hedged, the fair value of such derivative transactions is included in the fair value of such long-term loans payable.

Long-term loans receivable from employees

Long-term loans receivable from employees are classified by a certain period of time and measured using the present value calculated by discounting their future cash flow using the interest rate based on the yield of government bonds. Their fair values are classified as level 2 fair value.

Long-term loans payable

Because long-term loans payable with floating interest rate reflect market interest rates in a short period of time and the credit standing of the Company has not changed significantly since the loans were executed, the fair value is deemed nearly equal to the book value. Therefore, long-term loans payable with floating interest rate are measured using the book value, and their fair values are classified as level 2 fair value. In addition, long-term loans payable with fixed interest rate are classified by a certain period of time and measured using the present value calculated by discounting the total amount of the principal and interest using the interest rates considered to be applicable to similar loans. Their fair values are classified as level 2 fair value.

7.	Notes regarding investment and rental properties
(1)	Matters related to status of investment and rental properties

The Company and some consolidated subsidiaries have properties for rent in Kanagawa prefecture and other regions.

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(2)	Matters related to the fair value of investment and rental properties

(Millions of yen)

Amount on the consolidated balance sheet	Fair value
2,068	9,661
Notes:	1. The amount on the consolidated balance sheet is the amount of acquisition cost less accumulated depreciation and impairment loss.
2.	The fair values of investment and rental properties as of March 31, 2026 are estimated by the company that owns the property according to indicators thought to appropriately reflect market prices.

8.	Notes regarding revenue recognition
(1)	Information on disaggregation of revenue from contracts with customers

The following is the information on disaggregation of revenue by major goods or services and major regional markets.

Current fiscal year (April 1, 2025 to March 31, 2026)

(Millions of yen)

	Reportable segments			Total
	Seal	Electronic product	Other
Major goods or services
Automotive-related	279,558	73,036	4,175	356,770
Electronics-related	–	272,073	–	272,073
Other general industrial machinery	87,839	–	21,750	109,590
Total	367,397	345,109	25,926	738,434
Major regional markets
Japan	215,936	14,502	14,899	245,338
China	70,052	240,769	5,729	316,551
Other Asian countries	57,686	65,782	4,609	128,077
Other	23,721	24,055	688	48,465
Total	367,397	345,109	25,926	738,434
Note:	The amount is after deducting inter-segment sales or transfers.

(2)   Information as a basis to understand revenue from contracts with customers

The Company and its consolidated subsidiaries recognize revenue based on the following five step approach.

Step 1: Identify the contract(s) with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the separate performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company and its consolidated subsidiaries have automotive manufacturers, construction machinery manufacturers, electronic equipment manufacturers and some others as major clients, and mainly manufacture and sell seal products, industrial functional parts, hydraulic equipment, plant machinery, nuclear power equipment, synthetic chemical products and electronic products.

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The main performance obligations of the Company and its consolidated subsidiaries are to supply finished goods to customers. As the Company and its consolidated subsidiaries, in principle, judge that a performance obligation is satisfied when products are delivered and control is transferred to a customer, the Company and its consolidated subsidiaries recognize revenue at that point in time. However, for sales in Japan, in the case that a period between shipping and the transfer of control is typical, the Company and its consolidated subsidiaries recognize revenue at the time of shipping.

To determine a transaction price, we deduct discounts, in particular, from consideration promised in the contract with a customer.

The Company and its consolidated subsidiaries receive consideration for these performance obligations within approximately one year after such obligations are satisfied according to payment terms separately set forth, which does not include a significant financing component.

Please note that, for subcontract processing transactions with supply of materials for value that is a repurchase agreement are treated as financial transactions, and outstanding supplies at recipient of supplies are recognized as inventories. At the same time, the amount equivalent to the outstanding supplies at recipient of supplies is recognized as “Liabilities for subcontract processing transactions with supply of materials for value.” For subcontract processing transactions with receipt of materials for value, only net amount of costs of conversion is recognized as revenue. Furthermore, the revenue of transactions where the Company is acting as an agent to sell products to a customer is recognized at the amount obtained by deducting payments to third parties from the entire amount of the consideration received from the customer.

(3)	Information for understanding the amounts of revenue for the current and subsequent fiscal years
(i)	Balance of contract assets and contract liabilities, etc.

Description of contract assets and contract liabilities of the Company and its consolidated subsidiaries has been omitted because their balance is immaterial and there were no significant changes thereto. In addition, revenue recognized in the current fiscal year from performance obligations satisfied or partly satisfied in past periods is immaterial.

(ii)	Transaction price allocated to the remaining performance obligations

Description of transaction price allocated to the remaining performance obligations of the Company and its consolidated subsidiaries has been omitted as a practical expedient because there were no significant contracts having an original expected duration of over one year. Moreover, any material consideration from contracts with customers was not included in the transaction price.

9.	Notes regarding income taxes in relation to the global minimum tax

The amount of income taxes in relation to the global minimum tax, which is included in income taxes - current, is 629 million yen.

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10.	Notes regarding per-share information
(1) Net assets per share	¥3,933.75
(2) Net income per share	¥284.84
Notes:	1.	The Company’s shares held by the Board Incentive Program (BIP) Trust for directors’ remuneration are included in the treasury stock deducted from the total number of issued and outstanding shares at fiscal year-end for the calculation of “Net assets per share.” The deducted total number of such shares of treasury stock at fiscal year-end was 1,583 thousand shares.
2.	The Company’s shares held by the BIP Trust for directors’ remuneration are included in the treasury stock deducted in the calculation of the average number of shares during the period for the calculation of “Net income per share.” The deducted average number of such shares of treasury stock during the period was 1,616 thousand shares.
3.	The Company’s shares held by the Employee Stock Ownership Plan (J-ESOP) are included in the treasury stock deducted from the total number of issued and outstanding shares at fiscal year-end for the calculation of “Net assets per share.” The deducted total number of such shares of treasury stock at fiscal year-end was 383 thousand shares.
4.	The Company’s shares held by the J-ESOP are included in the treasury stock deducted in the calculation of the average number of shares during the period for the calculation of “Net income per share.” The deducted average number of such shares of treasury stock during the period was 601 thousand shares.

11.	Notes regarding corporate affiliations

Business divestiture

(1)	Overview of business divestiture
(i)	Name of divested corporation

SMC0301 Co., Ltd.

(ii)	Name of divested subsidiary and type of business

Name of subsidiary: SYNZTEC Co., Ltd. and its seven subsidiaries

Type of business: Manufacture and sale of products such as various roll products for printers and other OA equipment

(iii)	Reason for business divestiture

As part of the three-year Medium-Term Management Plan (fiscal 2023 to fiscal 2025) aimed at sustainable growth, the Company positioned optimal allocation of management resources as a key strategic initiative. The Company’s roll product business has consistently provided value-added and high quality products backed by its strong technological capabilities, even amid significant changes in the office equipment market such as the shift toward paperless operations. However, the business environment surrounding this segment continues to be increasingly challenging due to factors such as declining demand caused by external conditions and business restructuring among customers. Given these circumstances, we have determined that it would be most beneficial for the roll products business—recognized for its strong technological capabilities and solid product foundation—to further develop under the strategic direction of SMBC Capital Partners Co., Ltd., an investment-focused subsidiary of the SMBC Group, possessing extensive management support expertise, resources, and networks. Accordingly, the Company decided to transfer all shares of SYNZTEC Co., Ltd. held by the Company.

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(iv)	Date of business divestiture

January 30, 2026 (deemed date of sale: January 1, 2026)

(v)	Matters related to overview of other transactions that include legal structure

Share transfer in which consideration received is only cash and other property

(2)	Overview of implemented accounting treatment
(i)	Amount of gain or loss on transfer

Loss on sale of shares of subsidiaries and associates ¥9,376 million

(ii)	Appropriate book value of assets and liabilities involved in the transferred business, and the primary contents thereof

(Millions of yen)
Current assets	13,314
Noncurrent assets	5,700
Total assets	19,015
Current liabilities	3,485
Noncurrent liabilities	687
Total liabilities	4,173
(iii)	Accounting treatment

The difference between the transfer price and the book value of the transferred shares was recorded as “Loss on sale of shares of subsidiaries and associates” under extraordinary losses.

(3)       Reportable segment that included the divested business

Other

(4)	Approximate amounts of gain or loss related to the divested business that were recorded in the consolidated statement of income for the current fiscal year

(Millions of yen)
Net sales	15,243
Operating income	805

12.	Other notes

As a result of consolidating the retirement benefit plans which were previously divided into multiple plans on April 1, 2025, the Company and some consolidated subsidiaries indicate the retirement benefit assets and liabilities as net amounts.

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Financial Statements

STATEMENT OF CHANGES IN NET ASSETS (From April 1, 2025 to March 31, 2026)

(Millions of yen)

	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings					Treasury stock	Total shareholders’ equity
		Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings			Total retained earnings
						Reserve for special depreciation	Reserve for advanced depreciation of noncurrent assets	Retained earnings brought forward
Balance at the beginning of current period	23,335	20,397	–	20,397	2,983	2	2,465	203,932	209,384	(17,604)	235,513
Changes of items during the period
Dividends from surplus								(19,884)	(19,884)		(19,884)
Reversal of reserve for special depreciation						(2)		2	–		–
Reversal of reserve for advanced depreciation of noncurrent assets							(14)	14	–		–
Net income								43,973	43,973		43,973
Purchase of treasury stock										(15,071)	(15,071)
Disposal of treasury stock								–	–	661	661
Retirement of treasury stock			(29,554)	(29,554)				–	–	29,554	–
Transfers from retained earnings to capital surplus			29,554	29,554				(29,554)	(29,554)		–
Net changes of items other than shareholders’ equity
Total changes of items during the period	–	–	–	–	–	(2)	(14)	(5,447)	(5,464)	15,144	9,679
Balance at the end of current period	23,335	20,397	–	20,397	2,983	–	2,450	198,485	203,919	(2,460)	245,192

	Valuation and translation adjustments		Total net assets
	Valuation difference on available-for- sale securities	Total valuation and translation adjustments
Balance at the beginning of current period	54,691	54,691	290,205
Changes of items during the period
Dividends from surplus			(19,884)
Reversal of reserve for special depreciation			–
Reversal of reserve for advanced depreciation of noncurrent assets			–
Net income			43,973
Purchase of treasury stock			(15,071)
Disposal of treasury stock			661
Retirement of treasury stock			–
Transfers from retained earnings to capital surplus			–
Net changes of items other than shareholders’ equity	(8,175)	(8,175)	(8,175)
Total changes of items during the period	(8,175)	(8,175)	1,504
Balance at the end of current period	46,516	46,516	291,709

Note: Figures are rounded down to the nearest million yen.

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Notes to Financial Statements

1.	Notes regarding the significant accounting policies
(1)	Valuation criteria and methods for assets
(i)	Valuation criteria and methods for securities that have been traded on the exchange and other investments
(a)	Stocks and investments in subsidiaries and affiliates have been valued at cost based on the moving average method.
(b)	Available-for-sale securities
●	Those other than shares and other securities without quoted market price

Stated at market value. (Valuation difference is reported as a component of net assets. Cost of sales is calculated using the moving average method.)

●	Shares and other securities without quoted market price

They are stated at cost with the cost being determined by the moving average method.

(ii)	Derivatives

They are stated at market price.

(iii)	Inventories
(a)	Finished goods and work in process

They are valued at cost based on the retail method (balance sheet amounts are determined by writing down the book value according to the decrease in profitability).

(b)	Raw materials and supplies

They are valued at cost based on the periodic average method (balance sheet amounts are determined by writing down the book value according to the decrease in profitability).

(2)	Method of depreciation of noncurrent assets
(i)	Property, plant and equipment (excluding lease assets)

Depreciation is computed by the straight-line method.

(ii)	Intangible assets (excluding lease assets)

Amortization is computed by the straight-line method.

(iii)	Lease assets

Lease assets related to finance leases other than those deemed to transfer ownership of leased property to the lessee by the Company

Depreciation is calculated on the straight-line method over the lease period as the useful life and assuming no residual value.

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(3)	Accounting policies for allowances
(i)	Allowance for doubtful accounts

To prepare for losses on bad debt, general claims are accounted using the loan loss ratio and doubtful claims are accounted as the expected unrecoverable amount taking into consideration of the recoverability of individual claims.

(ii)	Provision for bonuses

In order to prepare for the payment of employee bonuses, accrued bonuses based on the estimated amount of payment have been entered in the accounts.

(iii)	Provision for retirement benefits

To provide for accrued employees’ retirement benefits, the Company provides an allowance in the amount deemed to have accrued at the end of the current fiscal year based on estimated retirement benefit obligations and pension assets.

(a)	Method for attributing expected retirement benefits to periods

In the calculation of retirement benefit obligations, the method of attributing expected retirement benefits to periods up to the end of the current business year is the benefit formula basis.

(b)	Method of expenses for actuarial differences

Actuarial differences are treated as expenses in equal installments using the straight-line method over a prescribed period of time (10 years) that is within the average remaining period of employment for the employees in question, beginning in the year following the fiscal year in which such calculations are made.

(iv)	Provision for share awards for directors (and other officers)

To allow for granting of awards in the form of the Company’s shares, etc. to Directors and other officers of the Company, the Company records a provision for the estimated award.

(4)	Method for Accounting for Retirement Benefits

The method of accounting for unprocessed amount of unrecognized actuarial differences in relation to retirement benefits is different from the method of accounting for them in the consolidated financial statements.

(5)	Accounting policies for revenue and expenses

Since the details of main performance obligations in main businesses related to revenue from contracts with customers of the Company and the timing when the performance obligations are typically satisfied (typical timing of revenue recognition) are the same as the description in “8. Notes regarding revenue recognition” in the Notes to Consolidated Financial Statements, this information has been omitted.

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2.	Notes regarding accounting estimates

The following is the information on accounting estimates recorded on the financial statements for the current fiscal year that may exert material effects on the financial statements of the next fiscal year.

(1) Deferred tax liabilities	¥3,313 million
(2) Impairment loss
Property, plant and equipment	¥53,642 million
(3) Provision for retirement benefits
Provision for retirement benefits	¥31,504 million

3.	Notes regarding the balance sheet
(1) Accumulated depreciation of property, plant and equipment	¥185,105 million
Accumulated depreciation of property, plant and equipment includes accumulated impairment loss.
(2) Monetary claims or liabilities to subsidiaries and affiliates
Short-term claims	¥77,583 million
Long-term claims	¥3,671 million
Short-term liabilities	¥58,014 million
Long-term liabilities	¥16 million
(3) Liabilities for guarantees
The Company is guaranteeing borrowings of subsidiaries and affiliates from financial institutions as follows.

Mektec Manufacturing Corporation (Suzhou)	¥19,713 million
(in foreign currency terms)	(US$3,167 thousand)
(in foreign currency terms)	(CNY830,401 thousand)
Mektec Manufacturing Corporation (Taiwan) Ltd.	¥3,994 million
(in foreign currency terms)	(NT$800,000 thousand)

4.	Notes regarding the statement of income
Transactions with subsidiaries and affiliates
Sales to subsidiaries and affiliates	¥38,537 million
Purchases from subsidiaries and affiliates	¥156,118 million
Transactions with subsidiaries and affiliates other than business transactions	¥81,506 million

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5.	Notes regarding the statement of changes in net assets

Matters concerning the number of treasury stock shares

Type of shares	Number of shares at the beginning of the current fiscal year	Increase in number of shares during the current fiscal year	Decrease in number of shares during the current fiscal year	Number of shares at the end of the current fiscal year
Common shares	9,898,772 shares	4,799,886 shares	12,732,018 shares	1,966,640 shares
Notes:	1.	The increase in the number of shares of treasury stock is due to the purchase of 286 odd-lot shares, and the acquisition of 4,799,600 shares of treasury stock based on a resolution of a Board of Directors meeting held on February 5, 2026.
2.	The decrease in the number of shares of treasury stock is due to a decrease of 56,771 shares resulting from provision of stock to eligible individuals from the Board Incentive Program (BIP) Trust, the sale of 439,800 shares from the Employee Stock Ownership Plan (J-ESOP) to the NOK Stock Ownership Association, and the retirement of 12,235,447 shares of treasury stock.
3.	The number of shares of treasury stock at the end of the fiscal year consists of 1,583,307 shares owned by the Board Incentive Program (BIP) Trust and 383,100 shares owned by the Employee Stock Ownership Plan (J-ESOP).

6.	Tax effect accounting
(1)	Breakdown of deferred tax assets/liabilities by cause
Deferred tax assets
Allowance for doubtful accounts	¥46 million
Accrued enterprise tax	¥593 million
Provision for bonuses	¥1,243 million
Excess amount of depreciation	¥1,726 million
Loss on impairment of noncurrent assets	¥1,370 million
Investment securities	¥1,529 million
Provision for retirement benefits	¥9,797 million
Other	¥1,439 million	¥17,748 million
Valuation allowance		¥(1,226) million
Total deferred tax assets		¥16,521 million
Deferred tax liabilities
Reserve for advanced depreciation of noncurrent assets	¥(369) million
Valuation difference on available-for-sale securities	¥(19,463) million
Other	¥(2) million	¥(19,835) million
Net amount of deferred tax liabilities		¥(3,313) million

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(2)	Breakdown of major adjustments that have caused differences between the effective statutory tax rate and the effective rate of income taxes after tax effect accounting is applied
Effective statutory tax rate	30.2%
Adjustments:
Permanently non-deductible items including entertainment expense	0.1
Permanently non-taxable items including dividend income	(8.1)
Equalization inhabitant taxes	0.1
Tax credit	(1.1)
Foreign withholding tax	1.1
Income taxes in relation to the global minimum tax	1.1
Valuation allowance	(1.6)
Other	0.2
Effective rate of income taxes after tax effect accounting is applied	22.0%

(3)	Accounting treatment for corporation tax and local corporation tax, or accounting treatment of related tax effect accounting

The Company has adopted a group tax sharing system. Furthermore, in accordance with the “Practical Solution on the Accounting and Disclosure Under the Group Tax Sharing System” (Practical Solution No. 42, August 12, 2021), the Company is carrying out accounting treatment for corporation tax and local corporation tax, or accounting treatment and disclosure of related tax effect accounting.

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7.	Notes regarding transactions with related parties
(1)	Subsidiaries and affiliates
Category	Subsidiary
Name	MEKTEC CORPORATION
Location	Minato Ward, Tokyo
Capital or investment amount	¥5,000 million
Type of business or occupation	Manufacture and sale of electronic parts
Percentage of voting rights	Direct; 100%
Relationship with the Company	The Company sells a part of products of the subsidiary.
Interlocking of officers: 3
Transaction details	Loan of funds Interest income
Transaction amount (¥ mil)	- 1,010
Item	Short-term loans receivable CMS deposits received
End-of-term balance (¥ mil)	39,925 15,980

Category	Subsidiary
Name	Unimatec Co., Ltd.
Location	Minato Ward, Tokyo
Capital or investment amount	¥400 million
Type of business or occupation	Manufacture and sale of synthetic chemical products, etc.
Percentage of voting rights	Direct; 100%
Relationship with the Company	The subsidiary sells a part of products to the Company.
Interlocking of officers: 2
Transaction details	Loan of funds
Transaction amount (¥ mil)	6,266
Item	Short-term loans receivable Long-term loans receivable
End-of-term balance (¥ mil)	18,170 2,500

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Category	Subsidiary
Name	NOK Industrial Sales Corporation
Location	Shinjuku Ward, Tokyo
Capital or investment amount	¥30 million
Type of business or occupation	Purchase and sale of seal products, etc.
Percentage of voting rights	Direct; 100%
Relationship with the Company	Sale of the Company’s products.
Transaction details	Funds received
Transaction amount (¥ mil)	4,668
Item	CMS deposits received
End-of-term balance (¥ mil)	6,418

(2)	Board members and major individual shareholders
Category	The company whose board members, or their family members and other close relatives, own a majority of its voting rights.
Name	Seiwa Jisho Co., Ltd.
Location	Minato Ward, Tokyo
Capital or investment amount	¥80 million
Type of business or occupation	Real estate leasing
Percentage of voting rights	Direct ownership of the Company’s shares; 5.5%
Relationship with the Company	Rental of buildings, etc. Interlocking of officers: 2
Transaction details	Rental of buildings, etc.
Transaction amount (¥ mil)	471
Item	Guarantee deposits
End-of-term balance (¥ mil)	453

Notes: Terms and conditions of transactions and the decision-making policy therefor.

1.	Regarding loan of funds and receiving of capital, rates are determined based on market interest rates.
2.	Lease of buildings, etc. and purchase of products, etc. are determined based on current market prices.

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8.	Notes regarding revenue recognition

(Information for understanding revenue from contracts with customers)

Since the information as a basis for understanding revenue from contracts with customers is the same as the description in “8. Notes regarding revenue recognition” in the Notes to Consolidated Financial Statements, this information has been omitted.

9.	Notes regarding per-share information
(1) Net assets per share	¥1,835.38
(2) Net income per share	¥270.15
Notes:	1.	The Company’s shares held by the Board Incentive Program (BIP) Trust for directors’ remuneration are included in the treasury stock deducted from the total number of issued and outstanding shares at fiscal year-end for the calculation of “Net assets per share.” The deducted total number of such shares of treasury stock at fiscal year-end was 1,583 thousand shares.
2.	The Company’s shares held by the BIP Trust for directors’ remuneration are included in the treasury stock deducted in the calculation of the average number of shares during the period for the calculation of “Net income per share.” The deducted average number of such shares of treasury stock during the period was 1,616 thousand shares.
3.	The Company’s shares held by the Employee Stock Ownership Plan (J-ESOP) are included in the treasury stock deducted from the total number of issued and outstanding shares at fiscal year-end for the calculation of “Net assets per share.” The deducted total number of such shares of treasury stock at fiscal year-end was 383 thousand shares.
4.	The Company’s shares held by the J-ESOP are included in the treasury stock deducted in the calculation of the average number of shares during the period for the calculation of “Net income per share.” The deducted average number of such shares of treasury stock during the period was 601 thousand shares.

10.	Notes regarding corporate affiliations

Since the information is the same as the description in “11. Notes regarding corporate affiliations” in the Notes to Consolidated Financial Statements, this information has been omitted.

11.	Other notes

As a result of consolidating the retirement benefit plans which were previously divided into multiple plans on April 1, 2025, prepaid pension cost and provision for retirement benefits are indicated as net amounts.

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